Exhibit 10.2
Tax Map Parcel Number 016-3-01-0040, 015-4-01-0034B and 016-3-01-0032-D
This Instrument is partially exempt from recording tax pursuant to Va. Code Ann. Subsection 58.1-803D. The purpose of this Instrument is to partially refinance the terms of an existing debt with the same lender, which partial debt in the amount of $46,000,000.00 is secured by a deed of trust recorded in the Clerk’s Office of the Circuit Court of Fairfax County, Virginia, in Deed Book 18421 at page 661 on which tax imposed by Section 58.1-803 has been paid in the amount of $79,733.33. Recording tax is due on the additional indebtedness of $54,000,000.00 in the amount of $133,600.00.
REPUBLIC PARK LLC
(Grantor/Borrower)
to
ROSS C. REEVES, ESQ. AND STEPHEN W. BREWER, ESQ.
(Grantee/Trustee)
in favor of
KEYBANK NATIONAL ASSOCIATION,
a national banking association
(Grantee/Lender)
DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT, AND FIXTURE FILING
Dated: September 29, 2006

Location:	13605, 13615, 13625, 13635, 13645, 13655 and 13665 Dulles Technology Drive and 13461 Sunrise Valley Drive, Herndon, Virginia
RECORD AND RETURN TO:
KEYBANK NATIONAL ASSOCIATION
911 Main Street, Suite 1500
Kansas City, Missouri 64105
Attention: Carol Brownfield
Loan No.: 10032325

PREAMBLE
     THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, AND FIXTURE FILING (“Security Instrument”) is made as of September 29, 2006, by and among, REPUBLIC PARK LLC, a Delaware limited liability company, having its principal place of business or residing at 1280 Maryland Avenue, SW, Suite 280, Washington, DC 20024, as grantor (“Borrower,” for all purposes of this Security Instrument, such term shall include any successors or assigns of Borrower and any future owners of all or any part of the Property), and ROSS C. REEVES, ESQ. AND STEPHEN W. BREWER, ESQ., having an address at Wilcox & Savage, P.C., 1800 Bank of America Center, One Commercial Place, Norfolk, Virginia 23510-2199, as trustee and grantee (the “Trustee”; such term includes the successor and assigns of Trustee, including any parties appointed Trustee by any power of appointment reserved to Lender), and KEYBANK NATIONAL ASSOCIATION, a national banking association, having a place of business at 911 Main Street, Suite #1500, Kansas City, Missouri 64105, as beneficiary and grantee (“Lender,” such term includes all successors and assigns and all subsequent holders, if any, of the Promissory Note that this Security Instrument secures).
PROPERTY ADDRESS: 13605, 13615, 13625, 13635, 13645, 13655 and 13665 Dulles Technology Drive and 13461 Sunrise Valley Drive, Herndon, Virginia
RECITALS
     Borrower by its promissory note of even date herewith given to Lender is indebted to Lender in the principal sum of $100,000,000.00 (the “Loan”) in lawful money of the United States of America (the note together with all extensions, renewals, modifications, consolidations, substitutions, replacements, restatements and increases thereof shall collectively be referred to as the “Note”), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.
     Borrower desires to secure the payment of the Debt and the performance of all of its obligations under the Note and other Loan Documents.
DEFINITIONS
     The terms set forth below are defined in the following Loan Documents or Sections and Subsections of this Security Instrument and when used in this Security Instrument shall have the meanings set forth in such Loan Documents (such Loan Documents being incorporated herein by reference for such purposes), Sections, and Subsections unless the context clearly otherwise requires. Certain other capitalized words and phrases that are used on a more limited basis are defined in the Sections in which they are used.
Action: Section 17.1;
Administration and Enforcement Expenses: Section 19.1;
Affiliated Manager: Subsection 8.1(a);
Applicable Law: Subsection 3.10(a);
Availability Threshold: Subsection 4.4(a);
Bankruptcy Code: Subsection 1.1(f);
Borrower: Preamble and Section 20.1;
Business Day: Section 16.1;

Business Income Insurance: Subsection 3.3(a)(ii);
Business Interruption Period: Subsection 3.3(a)(ii);
Casualty Loss: Section 4.4;
Commercial Property Insurance: Subsection 3.3(a)(i);
Condemnation Action: Section 4.4;
Condemnation Awards: Subsection 1.1(g);
Condemnation Restoration: Section 3.6;
Control: Subsection 8.1(b);
Conversion: Section 18.5;
Debt: Section 2.1;
Decision Power: Subsection 20.3(i);
Default: Section 3.4(b);
Default Rate: Note;
Defeasance: Note;
Encumbrance: Subsection 8.1(a);
Environmental Law: Section 12.1;
Environmental Liens: Section 12.1;
Environmental Reports: Section 12.1;
ERISA: Subsection 4.2(a);
Estimated Rental Income: Subsection 3.3(a)(ii);
Event of Default: Section 10.1;
Financial Statement Reporting Deposit: Note;
Foreclosure Acquisition: Subsection 13.4(a);
Foreclosure Acquisition Date: Subsection 13.4(a);
Full Insurable Value: Subsection 3.3(a)(i);
Governing State: Section 17.1;
Guarantor: Section 5.5;
Hazardous Substances: Section 12.1;
Impound Account: Section 3.5;
Improvements: Subsection 1.1(c);
Indemnified Parties: Section 13.1;
Indemnitor: Section 5.5;
Institutional Control: Section 12.1;
Insurance Premiums: Subsection 3.3(b);
Insurance Restoration: Subsection 3.3(e);
Insured Property: Subsection 3.3(a)(i);
Interested Parties: Section 18.3;
Investor: Section 18.1;
Land: Subsection 1.1(a);
Late Charges: Note;
Leases: Subsection 1.1(f);
Leasing Report: Subsection 3.11(b);
Lender: Preamble and Section 20.1;
Lender’s Underwriting Standards: Subsection 8.2(a);
Liability Insurance: Subsection 3.3(a)(vi);
Loan Application: Section 5.14;
Loan Documents: Subsection 2.1(a);
Loan Sale: Section 18.1;

Loan Splitting: Section 18.5;
Loan Tranching: Section 18.5;
Loan: Recitals;
Losses: Section 13.1;
Maturity Date: Note;
Monthly Insurance Impound: Section 3.5;
Monthly Payment: Note;
Monthly Tax Impound: Section 3.5;
Net Proceeds: Section 4.4;
New Borrower: Subsection 8.2(a)(iv);
New Guarantor: Subsection 8.2(a)(viii);
Non-consolidation Opinion: Section 5.19;
Note: Recitals and Section 20.1;
O&M Plan: Section 12.1;
Other Charges: Subsection 3.4(a);
Participations: Section 18.1;
Permitted Exceptions: Section 5.1;
Personal Property: Subsection 1.1(e);
Policies/Policy: Subsection 3.3(b);
Prepayment Consideration: Note;
Prohibited Transfer: Section 8.1;
Property: Section 1.1 and Section 20.1;
Qualifying Manager: Section 5.18;
Rating Agency: Section 3.3(b);
Release: Section 12.1;
Remediation: Section 12.1;
REMIC: Section 18.2;
Rents: Subsection 1.1(f);
Restoration: Section 4.4;
Restoration Consultant: Subsection 4.4(b)(iii);
Restoration Retainage: Subsection 4.4(b)(iv);
Restricted Party: Subsection 8.1(a);
Sale: Subsection 8.1(a);
Secondary Market Transaction: Section 18.2;
Securities: Section 18.1;
Securitization: Section 18.1;
Security Instrument: Preamble;
Servicing Rights Transfers: Section 18.1;
Tax Change Acceleration: Subsection 7.3(a);
Taxes: Subsection 3.4(a);
Terrorism Coverage: Subsection 3.3(c);
Trade Payables: Subsection 4.3(a);
Transfer Fee: Subsection 8.2(a)(vi);
Trustee: Preamble;
Uniform Commercial Code: Subsection 1.1(e).

ARTICLE 1 — GRANTS OF SECURITY
     SECTION 1.1 PROPERTY MORTGAGED. Borrower does hereby irrevocably deed, mortgage, grant, bargain, sell, alien, enfeoff, hypothecate, remise, release, pledge, assign, warrant, transfer, confirm, and convey to Trustee for the benefit of Lender a lien on, pledge of, and security interest in, the following property, rights, interests, and estates now owned or hereafter acquired by Borrower to the full extent of Borrower’s right, title, and interest therein, including hereafter acquired rights, interests, and property, and all products and proceeds thereof and additions and accessions thereto (sometimes collectively referred to herein as the “Property”):
     (a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the “Land”); TOGETHER with
     (b) Additional Land. All additional lands, estates, and development rights now owned or hereafter acquired by Borrower for use in connection with the Land and the development of the Land that may, from time to time, by supplemental mortgage or otherwise, be expressly made subject to the lien of this Security Instrument;
     (c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the “Improvements”);
     (d) Easements and Appurtenances. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, riparian rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, including any homestead or other claim at law or in equity and any after-acquired title, franchises, licenses, and any reversions and remainders thereof, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in, and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;
     (e) Fixtures and Tangible Personal Property. All inventory, machinery, furniture, equipment, and fixtures (including all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever located upon the Land or the Improvements or appurtenant thereto or used in connection with the present or future operation or occupancy of the Land or the Improvements, including all materials intended for construction, reconstruction, refurbishment, renovation, alterations, and repairs to the Property (whether stored or located on or off the Property) (all of the items described in Subsections 1.1(e) through 1.1(m) below are herein sometimes collectively called the “Personal Property”), including the right, title and interest of Borrower in and to any of the Personal Property that may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by any state or states where any of the Property is located (the “Uniform Commercial Code”) superior in lien to the lien of this Security Instrument, such Personal Property to include, for example, the following: (1) all furniture and furnishings, including carpets, rugs and other floor coverings, draperies, drapery rods and brackets, awnings, window shades, Venetian blinds, curtains, lighting fixtures, desk chairs, stools, pictures, lamps, ash trays, waste baskets, clocks, radios, and all other furniture and furnishings of every kind and nature whatsoever; (2) all cash registers, coin machines, computers, word processing equipment, adding machines, calculators, check protectors, postage meters, desks, chairs, tables, room dividers, filing cabinets, safes, vaults, time clocks, time card machines, and other office furniture, equipment and supplies of every kind and nature whatsoever; (3) all right and interest of the Borrower in and to all equipment leases, personal property leases, conditional sales contracts and similar agreements in and to the telephone system (including the switching components thereof), television sets, computer systems, refrigerator/bars, and point of sale computer systems and/or inventory control systems; (4) all apparatus, machinery, motors, tools, insurance proceeds, leases, and equipment, including fire sprinklers and alarm systems, air conditioning, heating, refrigerating, electronic monitoring, window or structural cleaning rigs, maintenance equipment, equipment for the extermination or exclusion of vermin or insects, equipment for removal of dust, debris, snow, refuse or garbage, and all other equipment of every kind; (5) elevators, fittings, radiators, gas ranges, mechanical equipment, and all plumbing, heating, lighting, cooking, laundry, ventilating, refrigerating, incinerating, air conditioning, central energy and sprinkler equipment and fixtures and appurtenances thereto; and (6) all renewals or replacements of any of the foregoing, whether or not the same are or shall be attached to the Improvements;
     (f) Leases and Rents. All leases and other agreements affecting or relating to the use, enjoyment or occupancy of all or any part of the Land or the Improvements heretofore or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), as the same may be amended from time to time (the “Leases”) and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, royalties, licenses, payments (including payments pursuant to the exercise of any purchase option by any tenant under any Lease), fees (including termination fees), revenues, income, receipts, charges, accounts, accounts receivable, issues and profits and other benefits (including all oil and gas or other mineral royalties and bonuses) from the Land or the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;
     (g) Condemnation Awards. All awards or payments, including interest thereon (collectively “Condemnation Awards”), which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, inverse condemnation or for any other injury to or decrease in the value of the Property whether permanent or temporary;
     (h) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Property, including the right to receive and apply the proceeds of any insurance judgments, or settlements made in lieu thereof, for damage to the Property;

     (i) Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;
     (j) Miscellaneous Personal Property. All intangible property used in connection with or generated by, located on or at or pertaining to the Property including all general intangibles, payment intangibles, software, goodwill, trademarks, trade names, service marks, logos, copyrights, option rights, purchase contracts, contract rights or leases of personal property and security deposits received pursuant thereto, utility contracts, service contracts, guaranties, warranties, telephone exchange numbers, licenses, government permits and applications, approvals and other government rights relating to the Property or the operation of the business thereon; all books and records; deposit accounts, letter-of-credit rights, accounts, contract rights, instruments, chattel paper, investment property, all rights of Borrower for payment of money for property sold, rented or lent, for services rendered, for money lent, or advances or deposits made; all claims, actions, and causes of action (including those arising in tort, including commercial tort claims) of Borrower against others; all agreements, contracts, certificates, instruments (including promissory notes, guaranties, liens and all writings which evidence a right to the payment of money), franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Property or any part thereof or respecting any business or activity conducted on the Property or any part thereof and all right, title and interest of Borrower therein and thereunder, including the right to receive and collect any sums payable to Borrower thereunder; all extensions, improvements, betterments, replacements, renewals, or additions and accessions to any of the foregoing; and any other intangible property of Borrower related to the Property; and
     (k) Personal Property As Defined In Uniform Commercial Code. In addition to any other property mentioned in this Section 1.1, all property in which a security interest may be created pursuant to the Uniform Commercial Code (or any similar laws) including all goods, inventory, equipment, accounts, accounts receivable, contract rights, general intangibles, chattel paper, documents, documents of title, instruments, deposit accounts, letter-of-credit rights, investment property, tort claims (including commercial tort claims), and securities located on or generated by or used in connection with the ownership or operation of the Property;
     (l) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including proceeds of insurance and Condemnation Awards, into cash or liquidation claims; and
     (m) Other Rights. Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (l) above.
     SECTION 1.2 ASSIGNMENT OF LEASES AND RENTS. Borrower hereby absolutely and unconditionally assigns to Lender Borrower’s right, title and interest in and to all current and future Leases and Rents, it being acknowledged by Borrower that this assignment constitutes, and is intended to constitute a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 3.7, Lender grants to Borrower a revocable license to collect and receive the Rents. Borrower shall hold a portion of the Rents sufficient to discharge all current sums due on the Debt for use in the payment of such sums.

     SECTION 1.3 SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Debt, a security interest in any of the Property that is deemed to be personal property to the full extent that such property may be subject to the Uniform Commercial Code. This Security Instrument shall be and is intended to serve as a financing statement under the Uniform Commercial Code with respect to the Personal Property, and when filed shall serve as a financing statement for all intents and purposes thereunder. Borrower authorizes Lender to file financing statements describing the Personal Property. Lender shall be entitled to all rights and remedies of a “secured party” under the Uniform Commercial Code. Upon its recording in the real property records, this Security Instrument shall be effective as a financing statement filed as a fixture filing and when filed shall serve as a financing statement for all intents and purposes thereunder. For purposes of this filing, Borrower is the record owner of the Property. The name and mailing address of Borrower, as debtor, and the name and mailing address of Lender, as secured party, from which information concerning this Financing Statement may be obtained, are set forth in the Preamble of this Security Instrument. The Borrower shall immediately advise the Lender in writing of any change in the state of Borrower’s organization, or Borrower’s exact legal name, or the places where the Personal Property, or any part thereof, or the books and records concerning the Personal Property, or any part thereof, are kept.
     If any of the Property is deemed to be personal property, this Security Instrument shall also constitute a security agreement with respect to such personal property executed by Borrower as debtor in favor of Lender as Secured Party. Upon the occurrence of an Event of Default, Lender may, in addition to and not in derogation of any other rights and remedies of Lender under the Loan Documents or applicable law, in accordance with Section 9-604 of the Uniform Commercial Code, as applicable, or other such provisions of the Uniform Commercial Code, elect (i) to proceed under and have all the rights and remedies of a secured party under Article 9 of the Uniform Commercial Code and any other applicable law, or (ii) to proceed as to both the real property and the personal property in accordance with Lender’s rights and remedies in respect of the real property encumbered by this Security Instrument, whereupon at any foreclosure sale conducted pursuant to this Security Instrument the Trustee acting hereunder may offer the real and personal property together as part of the same sale, with bids to be taken on the whole of the real and personal property rather than separately.
     Borrower shall promptly notify Lender of the existence of any commercial tort claim now or hereafter existing for the benefit of Borrower or the Property, and shall execute, acknowledge and deliver a security agreement or other documentation as Lender shall from time to time require to acquire and perfect a valid and binding security interest in such commercial tort claim.
     SECTION 1.4 PLEDGE OF MONIES HELD. Borrower hereby pledges to Lender any and all items and monies now or hereafter held by Lender, including any sums deposited in the Impound Account or any escrow, as additional security for the Debt until expended or applied as provided in this Security Instrument.
     SECTION 1.5 COMMON LAW PLEDGE/ASSIGNMENT. To the extent that the Uniform Commercial Code does not apply to any item of the Personal Property, it is the intention of this Security Instrument that Lender have a common law pledge and/or collateral assignment of such item of Personal Property.

CONDITIONS TO GRANT
     TO HAVE AND TO HOLD the Property unto and to the use and benefit of Lender, and the successors and assigns of Lender, forever;
     IN TRUST, WITH POWER OF SALE, to secure payment of the Debt at the time and in the manner provided in the Loan Documents;
     PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Loan Documents, and shall abide by and comply with each and every covenant and condition set forth in the Loan Documents, these presents and the estate hereby granted shall terminate.
ARTICLE 2 — DEBT AND OBLIGATIONS SECURED
     SECTION 2.1 DEBT. This Security Instrument and the grants, assignments, and transfers made in Article 1 are given for the purpose of securing the following, in such order of priority as Lender may determine (the “Debt”):
     (a) the payment of the indebtedness and obligations evidenced by or arising under the following, which, together with all amendments or modifications thereto and substitutions or replacements thereof are sometimes herein collectively called the “Loan Documents” or individually a “Loan Document”: this Security Instrument, the Note and all other documents and instruments existing now or after the date hereof that evidence, secure or otherwise relate to the Loan, including any assignments of leases and rents, other assignments, security agreements, financing statements, guaranties, indemnity agreements (including environmental indemnity agreements), letters of credit, or escrow/holdback or similar agreements or arrangements.
     (b) the payment of interest, default interest, late charges and other sums, as provided in the Note, this Security Instrument, or any other Loan Document;
     (c) Prepayment Consideration (as such term is defined in the Note);
     (d) the payment of all other monies agreed or provided to be paid in the Note, this Security Instrument, or any other Loan Document;
     (e) the payment of all sums advanced pursuant to this Security Instrument or any other Loan Document to protect and preserve the Property and the lien and the security interest created hereby or otherwise, it being agreed by Borrower that any future advances made by Lender to or for the benefit of Borrower from time to time under the Note or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Lender, or otherwise, made for any purpose, and all interest accruing thereon, shall be equally secured by this Security Instrument and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Security Instrument;

     (f) the payment of all loans and advances by Lender, all liabilities, indemnities, damages and claims of any kind or nature (in contract, tort or otherwise, including damages incurred by Lender because Borrower has failed to pay the Note strictly in accordance with its terms), and costs and expenses (including attorneys’ fees) incurred by Lender in connection with the Debt or any part thereof, or the servicing or administration thereof or the enforcement of Lender’s remedies in the collection thereof, any renewal, extension, modification, consolidation, change, substitution, replacement, restatement or increase of the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender and whether or not evidenced by additional promissory notes or other instruments;
     (g) the performance of all other obligations of Borrower contained herein;
     (h) the performance of each obligation of Borrower contained in the Note in addition to the payment of the Debt and of Borrower contained in any Loan Document; and
     (i) the performance of each obligation of Borrower contained in any renewal, extension, modification, consolidation, change, substitution, replacement for, restatement or increase of all or any part of the Note, this Security Instrument or any other Loan Document.
ARTICLE 3 — BORROWER COVENANTS
     Borrower covenants and agrees that:
     SECTION 3.1 PAYMENT OF DEBT. Borrower shall pay the Debt at the time and in the manner provided in the Note and in this Security Instrument.
     SECTION 3.2 INCORPORATION BY REFERENCE. All of the covenants, conditions and agreements contained in the Note and each other Loan Document are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.
     SECTION 3.3 INSURANCE.
     (a) Insurance. Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:
     (i) Property Insurance. Insurance (“Commercial Property Insurance”) with respect to the Improvements, including fixtures, machinery, equipment and any other items of Property (collectively “Insured Property”) owned by Borrower and typically insured by a commercial property insurance policy, insuring against any peril now or hereafter included within the classification “Special Cause of Loss” insuring against risks of direct physical loss, in an amount not less than one hundred percent (100%) of the “Full Insurable Value” (as hereinafter defined) of the Improvements and other Insured Property, with an “agreed amount” endorsement waiving all co-insurance provisions. The term “Full Insurable Value” shall mean the full replacement cost value of the Improvements and Insured Property (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually at Borrower’s sole cost and expense by an insurer, a recognized independent insurance broker or an independent appraiser selected by

Borrower and approved by Lender, but in no event less than the coverage required pursuant to the terms of any Lease. In addition, Borrower shall obtain: (x) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area,” flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; (y) earthquake or earth movement insurance in amounts and in form and substance satisfactory to Lender in the event that Property is located in an area with a high degree of seismic activity and the “probable maximum loss” for the Improvements, as determined by an engineer satisfactory to Lender, is 20% or greater; and (z) coastal windstorm insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in any coastal region, provided that the insurance pursuant to clauses (x), (y) and (z) hereof shall be on terms consistent with the “Special Cause of Loss” insurance policy required under this subsection (i).
     (ii) Business Interruption. Business interruption and/or loss of “rental income” insurance (“Business Income Insurance”) in an amount sufficient to avoid any co-insurance penalty and to provide proceeds that will cover the estimated annual gross income as determined by Lender (the “Estimated Rental Income”) for a period (the “Business Interruption Period”) of (A) not less than twelve (12) months from the date of casualty or loss if the amount of the Loan is less than $20,000,000, or (B) not less than eighteen (18) months from the date of casualty or loss if the amount of the Loan is $20,000,000 or more. In each such case, such Business Income Insurance policy shall provide that, after the physical loss to the Improvements and the other Insurable Property has been repaired, the continued loss of Estimated Rental Income will be insured during the applicable Business Interruption Period, and notwithstanding that the policy may expire prior to the end of such period. The term “rental income” to mean the sum of (A) the total then ascertainable Rents payable under the Leases and (B) the total ascertainable amount of all other amounts to be received by Borrower from third parties which are the legal obligation of the tenants. The amount of Business Income Insurance coverage shall be adjusted annually by Lender to reflect the projected rents payable during the next succeeding Business Interruption Period;
     (iii) Boiler and Machinery. If applicable, comprehensive form boiler and machinery insurance (without exclusion for explosion), on terms consistent with those set forth for Commercial Property Insurance in Section 3.3(a)(i) above;
     (iv) Builder’s Risk. At all times during which construction, repairs or alterations are being made with respect to the Improvements that either affect the structure of the Improvements or will cost in excess of five percent (5%) of the value of the Property (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the commercial general liability insurance policy described in Subsection 3.3(a)(vi) below; and (B) the insurance provided for in Subsection 3.3(a)(i) written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Subsection 3.3(a)(i), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

     (v) Ordinance/Law Coverage. Ordinance or law coverage and insurance coverage to compensate for the cost of demolition or rebuilding of the undamaged portion of the Property along with any reduced value and the increased cost of construction in amounts as requested by Lender if the Property is or becomes a legally non-conforming use;
     (vi) Liability Insurance. Commercial general liability insurance (“Liability Insurance”) on an “occurrence” form, including bodily injury and property damage liability, and insurance against any and all claims, including all legal liability imposed upon Lender and all court costs and legal fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Property. Such insurance shall provide commercial general liability protection in an amount not less than Three Million Dollars ($3,000,000) each occurrence and annual aggregate, combined single limit, bodily injury and property damage. For loans with original principal amounts in excess of $20,000,000, Liability Insurance shall be in an amount of not less than Ten Million Dollars ($10,000,000) each occurrence and annual aggregate, combined single limit, bodily injury and property damage;
     (vii) Workers Compensation Insurance. If the Property includes commercial property, worker’s compensation insurance with respect to any employees of Borrower, as required by any Governmental Authority or any Applicable Law; and
     (viii) Other Insurance. Such other insurance with respect to the Property against loss or damage of the kinds from time to time customarily insured against and generally required by institutional lenders for properties comparable to the Property.
     (b) Insurance Policies. All insurance provided for in Subsection 3.3(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”) issued by one or more insurers satisfactory to Lender and having a rating of A:V or better by Best’s Key Rating Guide, and, if the amount of the Loan is greater than $20,000,000, an Insurer Financial Strength Rating of AA or better from Standard & Poor’s Ratings Services, a Division of McGraw-Hill Companies, Inc., and, upon Lender’s request, an equivalent rating by any other nationally recognized credit rating agency approved by Lender (each a “Rating Agency”). All insurers providing the insurance required under this Security Instrument shall be authorized to issue insurance in the state in which the Property is located. The Policy referred to in Subsection 3.3(a)(vi) above shall name Lender as an additional insured and the Policies referred to in Subsection 3.3(a)(i), (ii), (iii) and (iv), and as applicable (viii), above shall provide that all proceeds be payable to Lender as set forth in Section 4.4 hereof. The Policies referred to in Subsections 3.3(a)(i), (iii), and (iv) shall also: (1) contain a standard “non-contributory mortgagee” endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omission of Lender; (2) contain a waiver of subrogation endorsement as to Lender; and (3) be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. All Policies shall contain (i) a provision that such Policies shall not be cancelled or terminated, nor shall they expire, without at least thirty (30) days prior written notice to Lender in each instance; and (ii) include effective waivers by the insurer of all claims for Insurance Premiums against any loss payees, additional insureds and named insureds (other than Borrower). Certificates of insurance with respect to all renewal and replacement Policies shall be delivered to Lender not less than thirty (30) days prior to the expiration date of any of the Policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums (the “Insurance Premiums”). Duplicate originals of such replacement Policies shall be delivered to Lender promptly after Borrower’s receipt thereof but in any case within thirty (30) days after the effective date thereof. If Borrower fails to maintain and deliver to Lender the original Policies or certificates of insurance required by this Security Instrument, upon ten (10) days prior notice to Borrower, Lender may procure such insurance at Borrower’s sole cost and expense.
     (c) Terrorism Coverage. The commercial property and business income insurance required pursuant to Section 3(a) hereof shall be required to cover perils of terrorism and acts of terrorism (“Terrorism Coverage”) and Borrower shall maintain Commercial Property Insurance and Business Income Insurance for loss resulting from perils, and acts of terrorism on terms (including amounts) consistent with those required under Sections 3.3(a)(i) and (iii) above at all times during the term of the Loan so long as (A) Lender determines that either (I) prudent owners of real estate comparable to the Property are maintaining same, or (II) prudent institutional lenders are requiring that such owners maintain such insurance; or (B) if such insurance is obtainable from any insurer or the United States of America or any agency or instrumentality thereof and the lack of such insurance in and of itself will result in a qualification, downgrade or withdrawal of the then current rating assigned, or to be assigned, or prevent ratings from being assigned, to the Securities or any class thereof in any applicable Securitization. If Lender has waived the requirement that Borrower obtain Terrorism Coverage, Lender may at any time require that Borrower obtain such Terrorism Coverage upon thirty (30) days notice.
     (d) Compliance With Insurance Requirements. Borrower shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of the Property pursuant to this Section 3.3.
     (e) Restoration. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender and provided that Borrower shall have received the Net Proceeds, Borrower shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Lender (the “Insurance Restoration”) and otherwise in accordance with Section 4.4 of this Security Instrument.
     (f) Blanket Insurance Policies. The insurance coverage required under Section 3.3(a) may be effected under a blanket policy or policies covering the Property and other properties and assets not constituting a part of the security hereunder; provided that any such blanket policy shall specify the portion of the total coverage of such policy that is allocated to the Property, and any sub-limit in such blanket policy applicable to the Property, and shall in any case comply in all other respects with the requirements of this Section 3.3. Lender may make such other requirements with respect to blanket insurance as Lender may deem appropriate or desirable from time to time.

     (g) Absolute Transfer On Foreclosure. In the event of a foreclosure of this Security Instrument or other transfer of title to the Property extinguishing the Debt or the lien of this Security Instrument, all right, title and interest of Borrower in and to any insurance policies then in force shall pass to and are hereby assigned by Borrower to the purchaser or grantee.
     SECTION 3.4 PAYMENT OF TAXES, ETC.
     (a) Borrower shall pay by their due date all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Taxes”), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Other Charges”), and all charges for utility services provided to the Property as same become due and payable. Borrower shall deliver to Lender, promptly upon Lender’s request, evidence satisfactory to Lender that the Taxes, Other Charges, and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever that may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Borrower shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.
     (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default or any event that, with notice or the passage of time or the modification or termination of the automatic stay of Section 362 of the United States Bankruptcy Code may become an Event of Default, has occurred under the Note, this Security Instrument or any of the Loan Documents (a “Default”), (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property (it not being implied by this clause that any such encumbrance will be permitted), (iii) such proceeding shall suspend the collection of the Taxes from Borrower and from the Property or Borrower shall have paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, (vi) Borrower shall have set aside adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes under protest, and (vii) Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Taxes, together with all interest and penalties thereon, taking into consideration the amount in the Impound Account available for payment of Taxes.

     SECTION 3.5 TAX AND INSURANCE IMPOUND ACCOUNT. Borrower shall establish and maintain at all times while this Security Instrument continues in effect an impound account (the “Impound Account”) with Lender for payment of Taxes and Insurance Premiums on the Property and as additional security for the indebtedness secured hereby. Borrower shall deposit in the Impound Account an amount determined by Lender to be sufficient (when added to the monthly deposits described herein) to pay the next due installment of real estate taxes and assessments on the Property at least one (1) month prior to the due date or the delinquency date thereof (as Lender shall determine) and the next due annual insurance premiums with respect to the Property at least one (1) month prior to the due date thereof. Commencing on the first Monthly Payment Date under the Note and continuing thereafter on each Monthly Payment Date under the Note, Borrower shall pay to Lender, concurrently with the Monthly Payment due under the Note, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual Taxes that will next become due and payable on the Property (the “Monthly Tax Impound”), plus one-twelfth (1/12) of the amount of the annual Insurance Premiums that will next become due and payable on insurance policies which Borrower is required to maintain hereunder (the “Monthly Insurance Impound”), each as estimated and determined by Lender. The Monthly Tax Impound or Monthly Insurance Impound, and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. If Lender at any time determines that the Monthly Tax Impound or Monthly Insurance Impound is insufficient, Lender may in its discretion adjust the required monthly payments of such amounts, and Borrower shall be obligated to pay the increased amounts for the Monthly Tax Impound or Monthly Insurance Impound commencing with the next monthly payment date under the Note. So long as no Event of Default or Default has occurred and is continuing, all sums in the Impound Account shall be held by Lender in the Impound Account and used to pay Taxes and Insurance Premiums before the same become delinquent. Borrower shall be responsible for ensuring the receipt by Lender, at least thirty (30) days prior to the respective due date or the delinquency date for payment thereof (as Lender shall determine), of all bills, invoices and statements for all Taxes and Insurance Premiums to be paid from the Impound Account, and so long as no Event of Default has occurred and is continuing, Lender shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. In making any payment from the Impound Account, Lender shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. Lender shall pay no interest on funds contained in the Impound Account to Borrower and any interest or other earnings on funds deposited in the Impound Account shall be solely for the account of Lender. If the total funds in the Impound Account shall exceed the amount of payments actually applied by Lender for the purposes of the Impound Account, such excess may be credited by Lender on subsequent payments to be made hereunder or, at the option of Lender, refunded to Borrower. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If, however, the Impound Account shall not contain sufficient funds to pay the sums required when the same shall become due and payable, Borrower shall, within ten (10) days after receipt of written notice thereof, deposit with Lender the full amount of any such deficiency. The Impound Account shall not constitute a trust fund and may be commingled with other monies held by Lender.

     SECTION 3.6 CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings to the extent permitted by law. Borrower shall deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Borrower shall not make any agreement in lieu of condemnation of the Property or any portion thereof without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld or delayed in the case of a taking of an insubstantial portion of the Property as determined by Lender. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including any transfer made in lieu of or in anticipation of the exercise of such taking) and whether or not any Condemnation Awards are made available to Borrower for the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to the condemnation or transfer in lieu of condemnation, with such alterations as may be approved by Lender in accordance with Section 4.4 (a “Condemnation Restoration”), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any Condemnation Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Condemnation Awards by the condemning authority but shall be entitled to receive out of the Condemnation Awards interest at the rate or rates provided herein or in the Note. Borrower shall cause Condemnation Awards payable to Borrower in any condemnation or transfer made in lieu of or in anticipation of the exercise of such taking to be paid directly to Lender. Lender shall apply any such Condemnation Awards (after deducting any expenses of collection) to the reduction or discharge of the Debt (whether or not then due and payable). No Prepayment Consideration shall be payable solely in connection with such Condemnation Awards; provided, however, that notwithstanding the foregoing, if an Event of Default or a Default is existing as of the date of the condemnation, then any Condemnation Awards or proceeds applied to the Debt pursuant to this Section shall be subject to the Prepayment Consideration computed in accordance with the terms of the Note. For the purposes of determining whether Prepayment Consideration shall be payable under this Section 3.6, a civil or criminal action seeking or resulting in a forfeiture of the Property shall not be deemed a condemnation or eminent domain proceeding and any payment made pursuant to or in connection with such forfeiture action be subject to the payment of Prepayment Consideration. If the Property or any portion thereof is taken by the power of eminent domain, Borrower shall promptly commence and diligently prosecute the Condemnation Restoration in accordance with Section 4.4 of this Security Instrument. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Condemnation Awards or a portion thereof sufficient to fully satisfy the Debt.
     SECTION 3.7 LEASES AND RENTS. Borrower shall comply at all times with that certain Assignment of Leases and Rents of even date herewith executed by Borrower in favor of Lender, which is incorporated herein by this reference as though fully set forth herein. All Rents generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including current expenses relating to Borrower’s liabilities and obligations with respect to the Loan Documents, and none of the Rents generated by or derived from the Property shall be diverted by Borrower and utilized for any other purpose unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied.

     SECTION 3.8 MAINTENANCE OF PROPERTY. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (unless such Personal Property is replaced with personal property of equal or better quality) without the consent of Lender. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses that may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use or Improvement to be discontinued or abandoned without the express written consent of Lender.
     SECTION 3.9 WASTE. Borrower shall not commit or suffer any waste of the Property (“waste” meaning the diminution in the Property’s value resulting from Borrower’s negligent or willful failure to manage, maintain, repair and otherwise operate the Property in a commercially reasonable manner) or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Borrower shall not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.
     SECTION 3.10 COMPLIANCE WITH LAWS.
     (a) Borrower shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property and the use thereof (“Applicable Law”).
     (b) Borrower shall maintain all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, in full force and effect and shall not take or omit to take any action that would subject any of the foregoing to revocation, suspension, forfeiture or modification.
     (c) Borrower shall from time to time, upon Lender’s request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws.

     (d) Notwithstanding any provisions set forth herein or in any document regarding Lender’s approval of alterations of the Property, Borrower shall not alter the Property in any manner that would materially increase Borrower’s responsibilities for compliance with Applicable Laws without the prior written approval of Lender. Lender’s approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Lender.
     (e) Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.
     (f) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property, provided that (i) no Event of Default or Default has occurred; (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder; (iv) neither the Property nor any part thereof or interest therein nor any of the tenants or occupants thereof shall be affected in any material adverse way as a result of such proceeding; and (v) Borrower shall have furnished to Lender all other items reasonably requested by Lender.
     SECTION 3.11 BOOKS AND RECORDS.
     (a) Borrower shall keep adequate books and records of account in accordance with methods acceptable to Lender and consistently applied, and shall furnish to Lender:
     (i) Within ninety (90) days after the close of each fiscal year of Borrower, Borrower shall deliver or cause to be delivered to Lender the following financial reports, each of which shall be certified by the Borrower’s chief financial officer or another person acceptable to Lender: (A) an annual rent roll; (B) an annual operating statement of the Property; and (C) an annual balance sheet and profit-and-loss statement of Borrower. If the amount of the Loan is $20,000,000 or more, Lender may require that the annual operating statement, annual balance sheet and annual profit-and-loss statement be audited or prepared and certified by an independent certified public accountant acceptable to Lender.
     (ii) For each Guarantor, Borrower shall deliver, or cause to be delivered to Lender within ninety (90) days after the close of the fiscal year of such Guarantor (A) an annual balance sheet and profit and loss statement of such Guarantor certified by such Guarantor’s chief financial officer or another person acceptable to Lender if such Guarantor is an entity, or (B) a signed personal financial statement in a form satisfactory to Lender if such Guarantor is an individual.

     (iii) For the first twelve (12) months after the date of this Security Instrument, Borrower shall deliver, or cause to be delivered, all of the following with respect to the previous calendar month within twenty-one (21) days after the close of each calendar month, in each case to be certified by the Borrower’s chief financial officer or another person acceptable to Lender: (A) monthly rent roll(s); (B) monthly operating statement(s) of the Property; and (C) year-to-date operating statement(s) of the Property.
     (iv) Beginning thirteen (13) months after the date of this Security Instrument, Borrower shall deliver, or cause to be delivered, all of the following with respect to the previous fiscal quarter within thirty (30) days after the close of each fiscal quarter, all to be certified by the Borrower’s chief financial officer or another person acceptable to Lender: (A) a quarterly rent roll; (B) a quarterly operating statement of the Property; and (C) a year-to-date operating statement of the Property.
     (b) Not later than each February 1 during the term of the Note upon Lender’s request, Borrower shall deliver to Lender, for Lender’s approval, a report (the “Leasing Report”) setting forth the minimum economic terms that Borrower proposes for use in connection with the standard lease form for leases of portions of the Property during the twelve month period beginning upon such anniversary date. The terms set forth in the Leasing Report shall reflect the prevailing market conditions for like properties in the locality of the Property.
     (c) Immediately upon Borrower’s receipt of such information, but in no event less frequently than annually, Borrower shall deliver to Lender upon request, in form satisfactory to Lender, information regarding the sales and/or receipts of each tenant of the Property who is required to report such information to Borrower pursuant to such tenant’s Lease or otherwise.
     (d) Upon request, Borrower and its affiliates shall furnish to Lender:
     (i) a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender, in reasonable detail and certified by Borrower to be true and complete, but not more frequently than quarterly; and
     (ii) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions;
     (e) Borrower and its affiliates shall furnish Lender with such other additional financial or management information as may, from time to time, be required by, and in form and substance satisfactory to, Lender.

     SECTION 3.12 PAYMENT FOR LABOR AND MATERIALS. Borrower shall promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions. Notwithstanding the foregoing, after prior written notice to Lender, Borrower may, at its own expense, contest any mechanic’s lien affecting the Property by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence as determined by Lender, provided that all of the following conditions are satisfied in Lender’s discretion: (a) no Event of Default has occurred and is continuing; (b) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property; (c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder; (d) neither the Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor Borrower shall be affected in any material adverse way as a result of such proceeding; (e) Borrower shall have furnished to Lender additional security in respect of the lien being contested in an amount reasonably requested by Lender, but in any event not less than 125% of the amount of the lien; (f) Borrower shall have furnished to Lender all other items reasonably requested by Lender, including title insurance coverage or bonding over such lien; and (g) Lender shall have determined that Borrower is likely to prevail in such contest.
     SECTION 3.13 PERFORMANCE OF OTHER AGREEMENTS. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property.
     SECTION 3.14 CHANGE OF NAME, IDENTITY OR STRUCTURE. Except as may be expressly permitted under Article 8, Borrower shall not change Borrower’s name, identity (including its trade name or names) or, if not an individual, Borrower’s corporate, partnership or other structure, its state of organization or its identification number, without notifying the Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s structure, without first obtaining the prior written consent of the Lender.
     SECTION 3.15 EXISTENCE. Borrower shall continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the state where the Property is located and (c) its franchises and trade names.
ARTICLE 4 — SPECIAL COVENANTS
     Borrower covenants and agrees that:
     SECTION 4.1 PROPERTY USE. The Property shall be used only for the use approved by Lender in connection with the making of the Loan and for no other use without the prior written consent of Lender.

     SECTION 4.2 ERISA.
     (a) Borrower shall not engage in any transaction that would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Security Instrument and any other Loan Document) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
     (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Security Instrument, as requested by Lender, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:
     (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3-101(b)(2);
     (ii) Less than 25 percent of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. § 2510.3-101(f)(2); or
     (iii) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. § 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.
     SECTION 4.3 SINGLE PURPOSE ENTITY.
     (a) Limited Purpose. Borrower by execution of this Security Instrument represents, warrants and covenants that it (i) has been and shall continue to be organized solely for the limited purpose of acquiring, owning, developing, leasing, managing, operating, holding, pledging, liening, encumbering and selling or otherwise disposing of the Property and doing only those things necessary in connection therewith, (ii) shall not engage in any other business, (iii) shall have no other purpose, (iv) shall not own or acquire any real property other than the real estate included in the Property or any personal (tangible or intangible) property other than personal property included in the Property or in furtherance of the purposes of Borrower as stated herein, and (v) shall not incur, create, or assume any indebtedness or liabilities, secured or unsecured, direct or contingent, other than (A) the Loan and (B) Trade Payables (as hereinafter defined) incurred in the course of its business of owning, constructing, developing, managing, operating, leasing, renovating and maintaining the Property, provided that such Trade Payables (A) are not evidenced by a note, (B) are paid within sixty (60) days of the date incurred, unless contested in good faith, and (C) do not exceed, in the aggregate, four percent (4%) of the outstanding principal balance of the Note at any one time. For purposes hereof, “Trade Payables” shall mean unsecured amounts payable by or on behalf of Borrower for or in respect of the ownership, construction, development, management, operation, leasing, renovation and maintenance of the Property in the course of business, including amounts payable to suppliers, vendors, contractors, subcontractors, mechanics, materialmen or other persons providing property or services to the Property or Borrower.

     (b) Prohibited Actions. Borrower by execution of this Security Instrument represents, warrants, and covenants that it has not taken and shall not take any of the following actions:
     (i) without the written consent of each Independent Manager (as hereinafter defined), take any Material Action (as hereinafter defined). For purposes hereof, “Material Action” shall mean to consolidate or merge Borrower with or into any person or entity, sell all or substantially all of the assets of Borrower (except as otherwise permitted under the Loan Documents), or to institute proceedings to have Borrower be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against Borrower or file a petition seeking, or consent to, reorganization or relief with respect to Borrower under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Borrower or a substantial part of its property, or make any assignment for the benefit of creditors of Borrower, or admit in writing Borrower’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate Borrower.
     (ii) amend or recommend the amendment of any formation or organizational document of Borrower in any manner which adversely affects Borrower’s existence as a single purpose entity unless Lender consents to such amendment;
     (iii) fail to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; or
     (iv) engage in any business or activity that is not consistent with the purposes of Borrower as set forth in Section 4.3(a) above.
     (c) Separateness Covenants. Except as otherwise expressly required by any Loan Document, Borrower by execution of this Security Instrument represents, warrants, and covenants that it shall at all times:
     (i) not engage in any business or activity other than (i) the acquisition, construction, development, ownership, operation, leasing, management, maintenance and/or sale or other disposition of the Property, (ii) entering into and performing under the Loan and the Loan Documents, and (iii) all activities necessary, incidental or appropriate thereto or otherwise required or permitted under Borrower’s Operating Agreement, the Loan and/or the Loan Documents;
     (ii) not acquire or own any material assets other than (i) the Property, and (ii) such other assets necessary, incidental or appropriate for or to the acquisition, construction, development, ownership, operation, leasing, management, maintenance and/or sale or other disposition of the Property;

     (iii) to the fullest extent permitted under applicable law, not merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, except as permitted pursuant to the Loan Documents;
     (iv) (i) observe its organizational formalities and preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the State of Delaware, and qualified to do business in the Commonwealth of Virginia, and (ii) not, so long as the Loan is outstanding, without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of the Operating Agreement or the Certificate of Formation of the Borrower, except as otherwise permitted under Borrower’s Operating Agreement;
     (v) use its own separate stationery, invoices and checks;
     (vi) not commingle its assets with the assets of any other person or entity;
     (vii) not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Loan and/or obligations otherwise permitted under the Loan Documents, and (ii) Trade Payables incurred in the course of its business of owning, constructing, developing, managing, operating, leasing, renovating and maintaining the Property, provided that such Trade Payables (A) are not evidenced by a note, (B) are paid within sixty (60) days of the date incurred, unless contested in good faith, and (C) do not exceed, in the aggregate, four percent (4%) of the outstanding principal balance of the Note at any one time.
     (viii) pay its own debts and liabilities from its own assets; provided, however, the foregoing shall not require the member of Borrower or any other person or entity to make any additional capital contributions to Borrower;
     (ix) (i) maintain its records (including financial statements), books of account and bank accounts separate and apart from those of any other person or entity, (ii) not permit its assets or liabilities to be listed as assets or liabilities on the financial statement of any other person or entity and (iii) not include the assets or liabilities of any other person or entity on its financial statements; provided, however, that the Borrower’s and/or such person’s or entity’s financial position, assets, liabilities, results of operations and cash flows may be included in the consolidated financial and/or tax reporting statements and/or returns of Affiliate of the Borrower or such person or entity, as the case may be;
     (x) not enter into any contract or agreement with the member of Borrower or any Affiliate of Borrower or any member, general partner, principal or Affiliate thereof, except upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arms length basis with unrelated third parties;
     (xi) not fail to correct any known misunderstandings regarding the separate identity of Borrower;

     (xii) not guarantee or become obligated for the debts of any other person or entity or hold itself out to be responsible for the debts of another person or entity, except as otherwise set forth in the Loan Documents;
     (xiii) not make any loans or advances to any other person or entity, and shall not acquire obligations or securities of any other person or entity, except as otherwise set forth in the Loan Documents;
     (xiv) file its own tax returns, unless Borrower’s tax reporting is required to be included on the tax returns of the sole member of Borrower or other Affiliates as part of a consolidated group;
     (xv) hold itself out to the public as a legal entity separate and distinct from any other person or entity;
     (xvi) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, the foregoing shall not require the member of Borrower or any other person or entity to make any additional capital contributions to Borrower;
     (xvii) not, except for federal and state tax reporting purposes, hold itself out as or be considered as a department or division of (i) the member of Borrower or any Affiliate of Borrower, (ii) any Affiliate of the member of Borrower, or (iii) any other person or entity;
     (xviii) allocate fairly and reasonably any overhead expenses for office space that is shared with an Affiliate; provided, however, the foregoing shall not require the member of Borrower or any other person or entity to make any additional capital contributions to Borrower;
     (xix) not pledge its assets for the benefit of any other person or entity, other than with respect to the Loan;
     (xx) maintain a sufficient number of employees in light of its contemplated business operations;
     (xxi) hold its assets in its own name; and
     (xxii) not have any of its obligations guaranteed by an Affiliate, except by the member of Borrower or its Affiliate in connection with the Loan.
     (d) Organizational Documents. The organizational documents of Borrower shall provide that:
     (i) the business and affairs of Borrower shall be managed by or under the sole member of Borrower, provided that at all times there shall be at least two duly appointed independent managers (each, an “Independent Manager”) of Borrower reasonably satisfactory to Lender who shall not have been at the time of such individual’s initial appointment, and shall not have been at anytime during the proceeding five years, either:

     (A) A stockholder, partner, member (other than a special member), director, officer employee, manager, attorney or counsel of Borrower or any Affiliate of either of them (other than his or her service as an Independent Manager or similar capacity of Borrower or any of its Affiliates, excluding, however, any Affiliate owning a direct or indirect interest in Borrower);
     (B) A customer or supplier of Borrower or any of its Affiliates (other than an Independent Manager provided by a corporate services company that provides independent managers in the ordinary course of its business) (a “Business Party”);
     (C) A person controlling or under common control with any such stockholder, partner, member, director, officer, employee, manager, attorney, counsel or Business Party; or
     (D) Any member of the immediate family of a person described in (A), (B) or (C).
     (ii) Borrower shall not take any action which, under the terms of its articles of organization, operating agreement or other organizational documents, requires the written consent of each Independent Manager without obtaining the written consent of each Independent Manager.
     (e) Special Member. As used in this Section, the following terms shall have the meanings set forth herein: The organizational documents of Borrower shall provide that, as long as any Debt remains outstanding, upon the occurrence of any event that causes the sole member of Borrower to cease to be a member of Borrower (other than (i) upon an assignment by such member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (ii) the resignation of such member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), each person acting an Independent Managers of Borrower shall, without any action of any person or entity and simultaneously with the sole member of Borrower ceasing to be a member of Borrower, automatically be admitted as a member of Borrower (the “Special Member”) and shall preserve and continue the existence of Borrower without dissolution. The organizational documents of Borrower shall further provide that for so long as any Debt is outstanding, no Special Member may resign or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to Borrower as a Special Member, and (ii) such successor Special Member has also accepted its appointment as an Independent Manager.
     (f) Definitions. As used in this Section, the following terms shall have the meanings set forth herein:

     (i) “Affiliate” means a person or entity that directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control of or with, the person or entity specified; and
     (ii) “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a person or entity shall be deemed to control any other person or entity in which it owns, directly or indirectly, a majority of the ownership interests.
     SECTION 4.4 RESTORATION AFTER CASUALTY/CONDEMNATION. For the purposes of this Section 4.4, the term “Net Proceeds” shall mean, as applicable, (1) the net amount of all insurance proceeds under the Policies carried pursuant to Subsections 3.3(a)(i) (Property Insurance), (iii) (Boiler and Machinery), (iv) (Builder’s Risk), (v) (Ordinance/Law Coverage), and (vi) (Personal Property) of this Security Instrument as a result of such damage or destruction, or (2) the net amount of all proceeds from insurance or Condemnation Awards relating to the Condemnation Action, in each case after deduction of Lender’s reasonable costs and expenses (including reasonable counsel fees), if any, in collecting the same. If the Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty Loss”) or if the Property or any portion thereof is taken, or threatened to be taken, in any condemnation or eminent domain proceeding (whether instituted or threatened, a “Condemnation Action”), the following provisions shall apply in connection with any Insurance Restoration or Condemnation Restoration (collectively the “Restoration”):
     (a) The Net Proceeds shall be disbursed directly to Borrower if each of the following conditions are satisfied: (i) the Net Proceeds do not exceed the greater of $30,000.00 or 1% of the initial principal balance of the Loan (“Availability Threshold”), (ii) the cost of completing the Restoration as reasonably estimated by Borrower is less than or equal to the Availability Threshold, (iii) no Event of Default or Default has occurred and is continuing, (iv) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations (including all applicable Environmental Laws, and (v) such Casualty Loss or Condemnation Action does not materially impair access to the Property or the Improvements. Borrower shall be permitted and is obligated to settle any insurance claims with respect to the Net Proceeds that are, in the aggregate, less than or equal to the Availability Threshold unless an Event of Default or Default has occurred and is continuing. Lender shall have the right to participate in and approve any settlement for insurance claims with respect to the Net Proceeds that in the aggregate are equal to or greater than the Availability Threshold. Borrower hereby grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of filing and prosecuting such claim and collecting and making receipt for any such payment, which such power may be exercised by Lender after the occurrence of an Event of Default or Default. If the Net Proceeds are received by Borrower, such Net Proceeds shall, until the completion of the related work, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of the Restoration in accordance with the terms hereof. Borrower shall commence and diligently prosecute to completion the Restoration of the Property to as nearly as possible the condition it was in immediately prior to such Casualty Loss or Condemnation Action.

     (b) If the Net Proceeds are greater than the Availability Threshold, such Net Proceeds shall, subject to the provisions of the Leases that are superior to the lien of this Security Instrument or with respect to which subordination and non-disturbance agreements binding upon Lender have been entered into concerning the deposits of Net Proceeds, be forthwith paid to Lender to be held by Lender in a segregated account to be made available to Borrower for the Restoration in accordance with the provisions of this Subsection 4.4(b).
     (i) The Net Proceeds shall be made available to Borrower for payment of, or reimbursement of Borrower’s reasonable and customary expenses in connection with, the Restoration, subject to the following conditions:
     (A) no Event of Default or any Default has occurred and is continuing;
     (B) Lender is furnished, within a reasonable period of time prior to request for initial disbursement, with (i) an estimate of the costs of the Restoration, which estimate shall be accompanied by an independent architect’s certification as to such costs, and (ii) appropriate plans and specifications for the Restoration, which plans and specifications shall be subject to Lender’s approval;
     (C) Lender determines that the Net Proceeds, together with any cash or cash equivalent deposited by Borrower with Lender, are sufficient to cover the costs of the Restoration as certified by the independent architect;
     (D) if the Net Proceeds are insurance proceeds, less than fifty percent (50%) of the total floor area of the Improvements has been damaged or destroyed or rendered unusable as a result of such Casualty Loss, or, if the Net Proceeds are Condemnation Awards, less than twenty-five percent (25%) of the Land constituting the Property is taken and such Land that is taken is located along the perimeter or periphery of the Property and no portion of the Improvements is located on such Land;
     (E) the fair market value of the Improvements that has been damaged, destroyed or rendered unusable is less than (1) thirty percent (30%) in the event of a Casualty Loss or (2) fifteen percent (15%) in the event of a Condemnation Action;
     (F) Lender determines that any operating deficits, including all scheduled payments of principal and interest under the Note that will be incurred with respect to the Property as a result of the occurrence of any such Casualty Loss or Condemnation Action, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) business interruption and/or loss of “rental income” insurance, or (3) other funds of Borrower;
     (G) Lender determines that, upon the completion of the Restoration and related lease-up, if applicable, the net cash flow of the Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property, including debt service on the Note at a coverage ratio (after deducting replacement reserve requirements and reserves for tenant improvements and leasing commissions from net operating income) equal to or greater than the coverage ratio calculated and assumed by Lender in connection with the origination of the Loan or, if lower, the coverage ratio that existed as of the date immediately preceding such Casualty Loss or Condemnation Action;
     (H) the Restoration can reasonably be completed on or before the earliest to occur of (1) twelve (12) months from the date of the Casualty Loss or Condemnation Action, (2) six (6) months prior to the Maturity Date (as defined in the Note), (3) the earliest date required for such completion under the terms of any Leases, or (4) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to as nearly as possible the condition it was in immediately prior to such Casualty Loss or Condemnation Action;
     (I) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations (including all applicable Environmental Laws); and
     (J) such Casualty Loss or Condemnation Action does not materially impair post-Restoration access to the Land or the Improvements.
     (ii) The Net Proceeds shall be held by Lender and constitute additional security for the obligations until disbursed pursuant to this Subsection 4.4(b). The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration that have not either been fully bonded and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument.
     (iii) Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and approval by Lender and an independent consulting engineer, architect, or other expert selected by Lender (the “Restoration Consultant”), such approval not to be unreasonably withheld or delayed. Borrower shall pay all costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including the fees and expenses of Lender’s attorneys and the Restoration Consultant.

     (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, minus the Restoration Retainage. The term “Restoration Retainage” as used in this Subsection 4.4(b) shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage, provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Restoration Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument. If required by Lender, the surety company, if any, that issued a payment or performance bond with respect to the contractor, subcontractor or materialman shall approve the release of any such portion of the Restoration Retainage.
     (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.
     (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in Lender’s determination, be sufficient to pay in full the balance of the costs that are estimated by the Restoration Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.4(b) shall constitute additional security for the obligations.
     (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default or Default shall have occurred and shall be continuing.

     (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 4.4(b)(vii) shall be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender shall deem proper or, at the discretion of Lender, the same shall be paid, either in whole or in part, to Borrower. If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount received and retained by Lender and actually applied by Lender in reduction of the Debt, and no Prepayment Consideration shall be payable solely in connection with such application; provided, however, that notwithstanding the foregoing, if an Event of Default or Default exists as of the date of such application, then any Net Proceeds applied to the Debt pursuant to this Section shall be subject to the Prepayment Consideration computed in accordance with the terms of the Note.
ARTICLE 5 — REPRESENTATIONS AND WARRANTIES
     Borrower represents and warrants to Lender that:
     SECTION 5.1 WARRANTY OF TITLE. Borrower has good, marketable and indefeasible title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer, and convey the same and that Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements, and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the “Permitted Exceptions”), none of which, individually or in the aggregate, materially (a) interfere with the benefits of the security intended to be provided by this Security Instrument, (b) affect the value or marketability of the Property, (c) impair the use or operation of the Property for the uses currently made thereof, or (d) impair Borrower’s ability to pay its obligations in a timely manner. Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever.
     SECTION 5.2 AUTHORITY. Borrower (and the undersigned representative of Borrower, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower’s part to be performed.
     SECTION 5.3 LEGAL STATUS AND AUTHORITY. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the State where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted. Borrower now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Borrower under the Note, this Security Instrument and the Loan Documents.

     SECTION 5.4 VALIDITY OF DOCUMENTS. (a) The execution, delivery and performance of the Note, this Security Instrument and the Loan Documents and the borrowing evidenced by the Note (i) are within the power and authority of Borrower; (ii) have been authorized by all requisite organizational action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law, any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership or operating agreement, or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this instrument in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby), and (b) the Note, this Security Instrument and the Loan Documents constitute the legal, valid and binding obligations of Borrower.
     SECTION 5.5 LITIGATION. There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower’s knowledge, threatened or contemplated against Borrower, any person guaranteeing the payment of the Debt or any portion thereof or performance by Borrower of any terms of this Security Instrument (a “Guarantor”), if any, any person liable under that certain Environmental Indemnity Agreement of even date herewith or any other indemnity agreement entered into in favor of Lender in connection with the Loan (“Indemnitor”), if any, or against or affecting the Property that (a) has not been disclosed to Lender, and has a material, adverse effect on the Property or Borrower’s, any Guarantor’s or any Indemnitor’s ability to perform its obligations under the Note, this Security Instrument or the Loan Documents, or (b) is not adequately covered by insurance, each as determined by Lender.
     SECTION 5.6 STATUS OF PROPERTY.
     (a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law, or, if any portion of the Improvements is now or at any time in the future located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.3 hereof.
     (b) Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

     (c) The Property and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances, building codes, land use and Environmental Laws and other similar laws.
     (d) The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.
     (e) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.
     (f) The Property is served by public water and sewer systems.
     (g) The Property is free from damage caused by fire or other casualty.
     (h) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.
     (i) Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants’ property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.
     (j) All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws.
     (k) All security deposits relating to the Leases reflected on the certified rent roll delivered to Lender have been collected by Borrower except as noted on the certified rent roll.
     (l) Borrower has received no notice of an actual or threatened condemnation or eminent domain proceeding by any public or quasi-public authority.
     (m) All the Improvements lie within the boundaries of the Property.
     SECTION 5.7 NO FOREIGN PERSON. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.
     SECTION 5.8 SEPARATE TAX LOT. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.
     SECTION 5.9 ERISA COMPLIANCE.
     (a) As of the date hereof and throughout the term of this Security Instrument, (i) Borrower is not and will not be an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and (ii) the assets of Borrower do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA; and

     (b) As of the date hereof and throughout the term of this Security Instrument, (i) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(3) of ERISA, and (ii) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.
     SECTION 5.10 LEASES. Except as disclosed in the rent roll for the Property delivered to and approved by Lender, (a) Borrower is the sole owner of the entire lessor’s interest in the Leases; (b) the Leases are valid and enforceable; (c) the current terms of the Leases including all effective alterations, modifications and amendments to the Leases are reflected in the certified rent roll delivered to and approved by Lender; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated (except to Lender); (e) none of the Rents have been collected for more than one (1) month in advance (except a security deposit shall not be deemed rent collected in advance); (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) there exist no offsets or defenses to the payment of any portion of the Rents; (h) Borrower has received no notice from any tenant challenging the validity or enforceability of any Lease; (i) there are no agreements with the tenants under the Leases other than expressly set forth in each Lease; (j) the Leases are valid and enforceable against Borrower and the tenants set forth therein; (k) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (l) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (m) each Lease (other than a Residential Lease, as defined in the Assignment of Leases and Rents of even date herewith) is subordinate to this Security Instrument, either pursuant to its terms or a recorded subordination agreement; (n) no Lease has the benefit of a non-disturbance agreement that would be considered unacceptable to prudent institutional lenders; and (o) no brokerage commissions or finders fees are due and payable regarding any Lease.
     SECTION 5.11 FINANCIAL CONDITION; NO PRIOR BANKRUPTCY. Borrower is solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower has been initiated, and it has received reasonably equivalent value for the granting of this Security Instrument.
     SECTION 5.12 TAXES. Borrower, any Guarantor and any Indemnitor have filed, or timely obtained extensions for the filing of, all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower, any Guarantor nor any Indemnitor knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.
     SECTION 5.13 MAILING ADDRESS. Borrower’s mailing address, as set forth in the opening paragraph hereof or as changed in accordance with Article 16, is true and correct.

     SECTION 5.14 NO CHANGE IN FACTS OR CIRCUMSTANCES. All information in the application for the loan submitted to Lender (the “Loan Application”) and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application or in satisfaction of the terms thereof, are accurate, complete and correct in all respects. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.
     SECTION 5.15 DISCLOSURE. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.
     SECTION 5.16 THIRD PARTY REPRESENTATIONS. Each of the representations and the warranties made by each Guarantor and Indemnitor herein or in any Loan Document(s) is true and correct in all material respects.
     SECTION 5.17 ILLEGAL ACTIVITY. No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any criminal or other illegal activity and to the best of Borrower’s knowledge, there are no illegal activities or activities relating to controlled substances at the Property.
     SECTION 5.18 MANAGEMENT. The Property shall be managed by either (a) Borrower or, if approved by Lender, an affiliate of Borrower, for so long as Borrower or said affiliate of Borrower possesses sufficient experience in managing and operating commercial properties similar in size, scope, uses and value as the Property, as determined by Lender; or (b) a professional property management company approved in writing by Lender. Management by an affiliate of Borrower or a professional property management company shall be pursuant to a written agreement approved by Lender. In no event shall any manager be removed or replaced, or shall the terms of any management agreement be modified or amended without the prior written consent of Lender. If (i) an Event of Default has occurred, (ii) a default has occurred under any management contract then in effect that is not cured within any applicable grace or cure period, or (iii) any manager of the Property becomes bankrupt or insolvent, Lender shall have the right to immediately terminate, or to direct Borrower to immediately terminate, such manager, and to retain, or to direct Borrower to retain, a new manager approved by Lender. Lender’s approval of a replacement property manager shall not be unreasonably withheld provided the proposed property manager is a Qualifying Manager (as hereinafter defined). As used herein, “Qualifying Manager” means a reputable and experienced management organization reasonably satisfactory to Lender, which organization or its principals possess at least ten (10) years experience in managing commercial properties similar in size, scope, use and value of the Property and which, on the date Lender determines whether such management organization is a Qualifying Manager, (A) manages a quantity of square footage acceptable to Lender of the same property type as the Property, and (B) upon Lender’s request, obtains prior written confirmation from each Rating Agency that management of the Property by such management organization will not cause a downgrading, withdrawal or qualification of the then current rating of the Securities issued in connection with any Securitization.
     SECTION 5.19 NON-CONSOLIDATION. If Lender has required the delivery of a substantive non-consolidation opinion by Borrower’s counsel in connection with the closing of the Loan, all of the assumptions made in such non-consolidation opinion letter and any subsequent non-

consolidation opinion delivered in accordance with the terms and conditions of this Security Instrument and/or the Note, including any certificates or exhibits attached to such opinion (the “Non-Consolidation Opinion”), are true and correct in all respects. Borrower has complied and will comply with all of the assumptions made with respect to it in the Non-Consolidation Opinion. Each entity other than Borrower with respect to which an assumption is made in the Non-Consolidation Opinion has complied and will continue to comply with all of the assumptions made with respect to it in the Non-Consolidation Opinion.
ARTICLE 6 — DEBTOR/CREDITOR RELATIONSHIP
     SECTION 6.1 RELATIONSHIP OF BORROWER AND LENDER. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, this Security Instrument or the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.
     SECTION 6.2 NO RELIANCE ON LENDER The members, partners, principals or shareholders of Borrower, as applicable, are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise in connection with the ownership and operation of the Property. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property.
     SECTION 6.3 NO LENDER OBLIGATIONS Notwithstanding any provision of the Loan Documents, Lender is not undertaking the performance of (a) any obligations under the Leases; or (b) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to the Loan Documents, including any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or the effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.
     SECTION 6.4 RELIANCE OF LENDER ON BORROWER REPRESENTATIONS. Borrower recognizes and acknowledges that in accepting the Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth herein without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in accepting the Loan Documents; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth herein.
ARTICLE 7 — FURTHER ASSURANCES
     SECTION 7.1 RECORDING OF SECURITY INSTRUMENT, ETC. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, shall cause this Security Instrument and any of the Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower shall pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the Loan Documents, any note or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.
     SECTION 7.2 FURTHER ACTS, ETC. Borrower shall, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument, including promptly notifying Lender of any commercial tort claim in which Borrower has an interest and executing any documentation required by Lender to create and perfect any security interest in such commercial tort claim, or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Borrower, on demand, shall execute and deliver and hereby authorizes Lender to execute in the name of Borrower, or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence or perfect more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this Section 7.2 or Section 7.1.
     SECTION 7.3 CHANGES IN TAX, DEBT CREDIT AND DOCUMENTARY STAMP LAWS.
     (a) If any law is enacted or adopted or amended after the date of this Security Instrument that deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower shall pay the tax, with interest and penalties thereon, if any. If Lender is advised by its counsel that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option to declare the Debt immediately due and payable (a “Tax Change Acceleration”) by giving Borrower not less than ninety (90) days’ written notice of such Tax Change Acceleration. No Prepayment Consideration shall be payable solely in connection with a Tax Change Acceleration; provided, however, that notwithstanding the foregoing, if an Event of Default or Default exists as of the date of such Tax Change Acceleration, then the Borrower’s payment of the Loan shall be subject to Prepayment Consideration computed in accordance with the terms of the Note.

     (b) Borrower shall not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.
     (c) If at any time the United States of America, any State thereof or any subdivision of any such State or other governmental authorities shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the Loan Documents or impose any other tax or charge on the same, Borrower shall pay for the same, with interest and penalties thereon, if any.
     SECTION 7.4 ESTOPPEL CERTIFICATES.
     (a) Within twenty days after any request by Lender, Borrower shall furnish Lender or any proposed assignee of the Loan with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and Maturity Date, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, there are no Defaults or Events of Default under this Security Instrument or any of the other Loan Documents, (vii) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and (provided the Property is not a residential multifamily property) have not been modified (or if modified, setting forth all modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.
     (b) Within thirty days after any request by Lender, Borrower shall furnish Lender with duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding any Lease as Lender may require, including attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease. Notwithstanding the foregoing, if the terms of any Lease do not require the lessee to deliver an estoppel certificate upon request, Borrower agrees that it shall use its best efforts to deliver to Lender, promptly upon request, such an estoppel certificate with respect to such Lease.

     SECTION 7.5 REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any Loan Document that is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or Loan Document, Borrower shall issue, in lieu thereof, a replacement Note or Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or Loan Document in the same principal amount thereof and otherwise of like tenor.
     SECTION 7.6 AMENDED FINANCING STATEMENTS. Borrower hereby authorizes Lender to file or cause to be filed any financing statement or financing statement change that Lender deems necessary or desirable to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of the Lender, Borrower shall execute a certificate in form satisfactory to the Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.
ARTICLE 8 — DUE ON SALE/ENCUMBRANCE/CHANGE IN BORROWER
     SECTION 8.1 NO SALE/ENCUMBRANCE/CHANGE OF OWNERSHIP WITHOUT CONSENT.
     (a) Except as otherwise expressly provided in this Security Instrument, Borrower shall not cause or permit any of the following (each a “Prohibited Transfer”) to occur without the prior written consent of Lender in each instance: the voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest (each a “Sale or Encumbrance”) of the Property or any part thereof, or permit a Sale or Encumbrance of an interest in Borrower or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower or any non-member manager (each a “Restricted Party”), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 3.7. A Prohibited Transfer shall include (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Encumbrance of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Encumbrance of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Encumbrance of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Encumbrance of non-

managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Encumbrance of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of any manager (including any manager in which Borrower has, directly or indirectly, any legal, beneficial or economic interest (an “Affiliated Manager”)) other than in accordance with Section 5.18.
     (b) Notwithstanding the provisions of Sections 8.1(a), a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party shall not be deemed to be a Prohibited Transfer, nor shall the Sale or Encumbrance, in one or a series of transactions, of not more than twenty-five percent (25%) of the stock, limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, no such transfers shall result in a change in “Control” in the Restricted Party, and as a condition to each such transfer, Lender shall receive not less than ten (10) days prior written notice of such proposed transfer. For the purpose of this Article 8, “Control” shall mean the power to direct the management and policies of a Restricted Party, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.
     (c) Notwithstanding any provision in this Section 8.1 to the contrary, limited partnership or membership interests, as applicable, in Borrower may be transferred without Lender’s consent and without application of the Transfer Fee (i) among limited partners or members, as applicable, of Borrower who are limited partners or members, as applicable, of Borrower as of the date of this Security Instrument (each a “Current Owner”), and (ii) to immediate family members (which shall be limited to a spouse, parent, child and grandchild (each, an “Immediate Family Member”)), of any Current Owner or to trusts formed for the benefit of Immediate Family Members of such Current Owner for bona fide estate planning purposes (each, a “Permitted Transfer”), provided each of the following conditions is satisfied: (A) no Event of Default has occurred and no event has occurred that with notice and/or the passage of time, or both, would constitute an Event of Default; (B) Lender has received Borrower’s notice of the Permitted Transfer no less than 15 days prior to the commencement of such transfer; (C) no Indemnitor or Guarantor shall be released from any guaranty or indemnity agreement by virtue of the Permitted Transfer; (D) Borrower shall be responsible for the costs and expenses of documenting the Permitted Transfer; (E) Borrower shall reimburse Lender for all actual costs and expenses incurred by Lender in connection with the Permitted Transfer, whether or not consummated; (F) once the Permitted Transfer is complete, the persons with Control of Borrower and management of the Property are the same persons who have such Control and management rights immediately prior to the Permitted Transfer; (G) Borrower shall furnish Lender copies of any documentation executed in connection with the Permitted Transfer promptly after execution thereof; (H) Borrower shall have delivered satisfactory evidence to Lender that, following the Permitted Transfer, Borrower shall continue to comply with the provisions of Section 4.3 hereof; and (I) upon Lender’s request, deliver of a non-consolidation opinion acceptable to Lender.

     SECTION 8.2 CONDITIONS TO LENDER’S CONSENT.
     (a) Without limiting Lender’s discretion to approve or disapprove any request from Borrower for a waiver of the prohibition against Prohibited Transfers, Lender specifically reserves the right to condition its consent to any waiver of a Prohibited Transfer upon the satisfaction of the following minimum conditions:
(i)	Lender has received Borrower’s written request for a transfer and Lender has expressly approved such request in writing;

(ii)	no Event of Default or Default has occurred and is continuing;

(iii)	Borrower has paid Lender an application fee and a deposit for legal fees, each in amounts determined by Lender. The legal fee deposit shall be applied towards the legal fees and expenses incurred by Lender in connection with such request for a transfer;

(iv)	Lender has determined that the proposed new owner/assignee (the “New Borrower”) meets all of Lender’s Underwriting Standards (as hereinafter defined);

(v)	Lender has determined that the Property meets all of the Lender’s Underwriting Standards related to its financial condition, cash flow, operating income, physical condition, management and operation;

(vi)	Borrower remits to Lender a fee (the “Transfer Fee”) in the amount of one percent (1%) of the outstanding principal balance of the Debt as of the date such transfer is consummated;

(vii)	New Borrower has executed and delivered such documentation and agreements evidencing the transfer and, if applicable, the assumption of the Loan, as may be required by Lender, including a release of Lender, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents through and including the date of the closing of the transfer, and an indemnification with respect thereto. All such documentation shall be in form and substance satisfactory to Lender;

(viii)	If New Borrower assumes the Loan and a person or entity associated with New Borrower approved by Lender in its discretion (a “New Guarantor”) agrees to be liable for the obligations of the current Guarantor or Indemnitor under its guaranty or indemnity agreement by executing a new guaranty and environmental indemnity agreement in substantially similar form to any such existing agreements, Lender shall release Borrower from its obligations arising under Loan Documents, and any current Guarantor or Indemnitor from its obligations under any guaranty or environmental indemnity agreement, as to acts or events or omissions occurring or obligations arising after the date of the assumption of the Loan, provided however such release shall not apply to any acts or events or omissions which occurred prior to the date of the assumption of the Loan, whether or not the effects of or damages from such acts or events or omissions are apparent or ascertainable as of the date of such assumption;

(ix)	Lender has determined that New Borrower is in compliance with the covenants set forth in this Security Instrument, including the covenants in Section 4.3 hereof, if any;

(x)	Borrower has delivered to Lender, without any cost or expense to Lender, such endorsements to Lender’s title insurance policy, hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary, all in form and substance satisfactory to Lender, including an endorsement or endorsements to the title insurance policy insuring the lien of this Security Instrument, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement, with no additional exceptions added to such policy and insuring that Borrower’s title to the Property is vested in the New Borrower;

(xi)	Borrower and New Borrower have furnished, if a corporation, partnership or other entity, all documents evidencing each such party’s capacity and good standing, and the qualification of the signers to execute any assumption or other agreement, which papers shall include certified copies of all documents relating to the organization and formation of Borrower, New Borrower and the entities, if any, which are partners or members, as applicable, of Borrower or the New Borrower;

(xii)	Borrower has reimbursed Lender for all costs and expenses incurred by Lender in connection with such transfer (including engineering and/or architect’s fees, environmental studies, title and UCC searches, credit checks and attorney’s fees), whether or not any requested transfer is approved or consummated; and

(xiii)	Borrower and New Borrower have delivered or caused to be delivered such other documents and instruments, including legal opinions, as Lender shall determine to be in the best interests of Lender, including, if required by any pooling and servicing agreement following a securitization or otherwise deemed necessary or desirable by Lender, the prior written confirmation by each applicable Rating Agency of the proposed transfer.
For the purpose of this Section 8.2, “Lender’s Underwriting Standards” shall mean the actual commercial loan underwriting standards of KeyBank National Association (or the person that is then servicing the Loan) in effect at the time of the proposed transfer, or, if no such standards exist, such standards which are then customary for a commercial lender in connection with a mortgage loan of the size and type of the Borrower’s loan from Lender secured hereby.
     (b) All expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon the occurrence of any Prohibited Transfer without Lender’s consent. This provision shall apply to every Prohibited Transfer under Section 8.2 or otherwise, whether or not Lender has consented to any previous Prohibited Transfer.

ARTICLE 9 – PREPAYMENT; DEFEASANCE
     The Debt may be prepaid or defeased only in accordance with the terms of the Note. If Borrower has the right to prepay the Loan pursuant to the terms of the Note, Lender shall only be obligated to release the lien of this Security Instrument if the Loan has been paid in full, including the payment of any Prepayment Consideration. If Borrower has the right to cause the Property to be released from the lien of the Security Instrument and the other Loan Documents pursuant to a Defeasance (as such term may be defined in the Note), Lender shall only be obligated to release the lien of this Security Instrument if the Defeasance has been consummated in accordance with the terms of the Note or the Loan has been paid in full as expressly permitted under the terms of the Note.
ARTICLE 10 — DEFAULT
     SECTION 10.1 EVENTS OF DEFAULT. Borrower acknowledges that Lender has relied upon all of the terms, covenants or conditions of the Note, this Security Instrument and the other Loan Documents in making the Loan to Borrower, and that the breach of or default in any such term, covenant and condition may result in the acceleration of the Debt and the exercise of Lender’s remedies hereunder and under the other Loan Documents. The occurrence of any one or more of the following events shall constitute an “Event of Default” under the Note, this Security Instrument and each of the other Loan Documents:
     (a) Borrower fails to make full and punctual payment of the Monthly Payment (as defined in the Note) or any other amount due on a monthly basis under the Note, this Security Instrument, or any other Loan Document within five (5) days after the date on which such payment is due;
     (b) Borrower fails to make full payment of the Debt when due, whether on the Maturity Date (as defined in the Note), upon acceleration or prepayment, or otherwise;
     (c) Borrower fails to make full and punctual payment of any Late Charges (as defined in the Note), costs and expenses due hereunder, or any other sum of money required to be paid to Lender hereunder or under the Note or any other Loan Document (other than any payment described in subclauses (a), (b) or (d) of this Article 10.1), which failure is not cured on or before the fifth (5th) day after Lender’s written notice to Borrower that such payment is required; or
     (d) Borrower fails to make the full and punctual payment of Taxes or Other Charges as required hereby;
     (e) Borrower fails to keep the Policies in full force and effect, or fails to promptly deliver copies thereof to Lender upon request;
     (f) if a Prohibited Transfer occurs in violation of the provisions of Article 8, or Borrower violates or does not comply with the provisions of Article 12 or 13 of this Security Instrument;

     (g) if any representation or warranty of Borrower or any Guarantor or Indemnitor in any guaranty or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;
     (h) Borrower shall make an assignment for the benefit of creditors or Borrower is not paying debts as and when the same become due;
     (i) if (i) Borrower or any Guarantor or Indemnitor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Guarantor or Indemnitor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any Guarantor or Indemnitor any case, proceeding or other action of a nature referred to in clause (i) above that is not dismissed within sixty (60) days of filing; or (iii) there shall be commenced against the Borrower or any Guarantor or Indemnitor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets; or (iv) the Borrower or any Guarantor or Indemnitor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Guarantor or Indemnitor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;
     (j) Borrower shall be in default under any other deed of trust, mortgage or security agreement covering any part of the Property whether it be superior or junior in priority to this Security Instrument (it not being implied by this clause that any such encumbrance will be permitted);
     (k) the Property becomes subject to any mechanic’s, materialman’s or other lien (other than a lien for local real estate taxes and assessments not then due and payable), and such lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) calendar days;
     (l) Borrower fails to promptly and diligently cure any material violations of laws or ordinances affecting the Property;
     (m) the occurrence of an event of default under any other Loan Document and the expiration of any applicable grace or cure period thereunder;
     (n) INTENTIONALLY OMITTED;
     (o) if Borrower violates or does not comply with any of the provisions of Section 4.3 or Article 8 of this Security Instrument;

     (p) if a Non-Consolidation Opinion was required in connection with the Loan, any of the assumptions contained in the non-consolidation opinion were not true and correct as of the date of such opinion or thereafter become untrue or incorrect in any respect; or
     (q) any breach or default hereunder by Borrower (including breach of or default under any covenant herein), other than a default or breach set forth in any of Sections 10.1(a) through (p), if such breach or default is not cured within thirty (30) days after written notice from Lender to Borrower (provided that Borrower shall not be entitled to a cure period hereunder if such breach or default is not capable of being cured as determined by Lender), provided however that (i) if Lender determines that such breach or default cannot reasonably be cured within such thirty (30) day period, (ii) Borrower shall have commenced to cure such default within such thirty (30) day period, and (iii) Borrower is thereafter diligently and expeditiously proceeding to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred twenty (120) days, unless, only in the case of cures that require construction or remedial work, such cure cannot with diligence be completed within such one hundred twenty (120) day period, in which case such period shall be extended for an additional one hundred twenty (120) days or such longer period as Lender shall determine.
     SECTION 10.2 LATE CHARGE. If any Monthly Payment is not timely paid, Borrower shall pay any late payment charge required by the Note.
     SECTION 10.3 DEFAULT INTEREST. Borrower shall pay, from the date of an Event of Default through the earlier of the date on which the Event of Default is waived in writing by Lender or the date on which the Debt is paid in full, interest on the unpaid principal balance of the Note at the Default Rate (as defined in the Note).
ARTICLE 11 — RIGHTS AND REMEDIES
     SECTION 11.1 REMEDIES. Upon the occurrence of any Event of Default, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including the following actions, each of which may be pursued concurrently or otherwise, without notice or demand, at such time and in such order as Lender may determine, without impairing or otherwise affecting the other rights and remedies of Lender:
     (a) declare the entire unpaid Debt to be immediately due and payable;
     (b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;
     (c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, but such proceeding shall not affect the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, which shall remain unimpaired and without loss of priority;

     (d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;
     (e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the Loan Documents;
     (f) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the Loan Documents;
     (g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property on an ex parte basis (any required notice of such appointment or any proceeding to appoint the same being hereby expressly waived) and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor, Indemnitor or of any person, firm or other entity liable for the payment of the Debt;
     (h) subject to any applicable law, the license granted to Borrower under Section 1.2 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate after deducting therefrom all expenses (including attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

     (i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including (i) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Personal Property, and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute reasonable notice to Borrower;
     (j) apply any sums then deposited in the Impound Account and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any Loan Document to the payment of the following items in any order that Lender may determine:
     (i) Taxes and Other Charges;
     (ii) Insurance Premiums;
     (iii) Interest on the unpaid principal balance of the Note;
     (iv) amortization of the unpaid principal balance of the Note; and all other sums payable pursuant to the Note, this Security Instrument and the Loan Documents, including advances made by Lender pursuant to the terms of this Security Instrument;
     (k) surrender the Policies maintained pursuant to Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such Insurance Premiums;
     (l) apply the undisbursed balance of any Net Proceeds or any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion;
     (m) prohibit Borrower and anyone claiming for or through Borrower from making use of or withdrawing any sums from any lockbox, escrow or similar account; or
     (n) pursue such other remedies as Lender may have under any of the Loan Documents or applicable law.
     In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 11.1 to the contrary, if any Event of Default as described in Subsection 10.1(i)(i) or (ii) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.
     SECTION 11.2 APPLICATION OF PROCEEDS. The purchase money proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the Loan Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

     SECTION 11.3 LENDER RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, cure the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including attorneys’ fees to the extent permitted by law), with interest as provided in this Section 11.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate (as defined in the Note), for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate (as defined in the Note) shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Loan Documents and shall be immediately due and payable upon demand by Lender therefor.
     SECTION 11.4 ACTIONS AND PROCEEDINGS. After the occurrence and during the continuance of an Event of Default, Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, that Lender, in its discretion, decides should be brought to protect its interest in the Property.
     SECTION 11.5 RECOVERY OF SUMS REQUIRED TO BE PAID. Lender shall have the right from time to time to take action to recover any sum or sums that constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.
     SECTION 11.6 EXAMINATION OF BOOKS AND RECORDS. Lender, its agents, accountants and attorneys shall have the right upon prior written notice to examine the records, books, management and other papers of Borrower and its affiliates or of any Guarantor or Indemnitor which reflect upon their financial condition, at the Property or at any office regularly maintained by Borrower, its affiliates or any Guarantor or Indemnitor where the books and records are located. Lender and its agents shall have the right upon notice to make copies and extracts from the foregoing records and other papers. In addition, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower and its affiliates or of any Guarantor or Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower, its affiliates or any Guarantor or Indemnitor where the books and records are located.
     SECTION 11.7 OTHER RIGHTS, ETC.
     (a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower, any Guarantor or any Indemnitor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the Loan Documents.

     (b) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender’s possession.
     (c) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.
     SECTION 11.8 LENDER RIGHT TO RELEASE. Lender may release any portion of the Property or any portion of the Debt for such consideration as Lender may require without, as to the remainder of the Property or the Debt, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.
     SECTION 11.9 VIOLATION OF LAWS. If the Property is not in compliance with Applicable Laws, Lender may impose additional requirements upon Borrower in connection herewith including monetary reserves or financial equivalents.
     SECTION 11.10 RIGHT OF ENTRY. Lender and its agents shall have the right upon prior written notice to enter and inspect the Property at all reasonable times upon notice to Borrower.
     SECTION 11.11 RIGHTS PERTAINING TO SALES. The following provisions shall, to the extent permitted by law, apply to any sale or sales of all or any portion of the Property under or by virtue of this Security Instrument, whether under any power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

     (a) Trustee (for purposes of this Subsection 11.11 only, the term “Trustee” shall be interpreted to include any public officer or other person having the responsibility to conduct any sale of all or part of the Property pursuant to this Security Instrument) may conduct any number of sales from time to time. The power of sale shall not be exhausted by any one or more of such sales as to any part of the Property that has not been sold or by any sale that is not completed or is defective until the Debt has been paid in full.
     (b) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale, and such sale may be completed at the time and place so announced without further notice.
     (c) Lender is hereby appointed the true and lawful attorney-in-fact of Borrower, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Borrower’s name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Property and rights so sold, and for that purpose Lender may execute all necessary instruments to accomplish the same, and may substitute one or more persons with like power, and Borrower hereby ratifies and confirms all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Borrower, if requested by Lender, shall ratify and confirm any such sale or sales by executing and delivering to Lender or such purchaser or purchasers, as applicable, all such instruments as may be advisable, in Lender’s judgment, for the purposes designated in such request.
     (d) Any and all statements of fact or other recitals made in any of the instruments referred to in Subsection 11.11(c) given by Lender concerning nonpayment of the Debt, occurrence of any Event of Default, any declaration by Lender that all or any of the Debt is due and payable, any request to sell, any representation that notice of time, place and terms of sale and property or rights to be sold was duly given, or that any other act or thing was duly done by Lender, shall be taken as prima facie evidence of the truth of the facts so stated and recited.
     (e) The receipt by Trustee of the purchase money paid at any such sale, or the receipt of any other person authorized to give the same, shall be sufficient discharge therefor to any purchaser of any property or rights sold as aforesaid, and no purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Security Instrument or, in any manner whatsoever, be answerable for any loss, misapplication or non-application of any such purchase money, or part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.
     (f) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Borrower and any and all persons claiming or who may claim the same, or any part thereof, by, through or under Borrower to the fullest extent permitted by applicable law.
     (g) Upon any such sale or sales, Lender may bid for and acquire the Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Debt the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder and any other sums that Lender is authorized to charge to Borrower under the terms of the Note, this Security Instrument, or any other Loan Document to the extent necessary to satisfy such bid.

     (h) If Borrower, or any person claiming by, through or under Borrower, shall transfer or refuse or fail to surrender possession of the Property after any sale thereof, then Borrower or such person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of unlawful detainer proceedings or other appropriate proceedings, and to any other right or remedy available hereunder or under applicable law.
     (i) Upon any such sale, it shall not be necessary for Trustee, Lender or any public officer acting under execution or order of court to have present or constructively in its possession any or all of the Property.
     (j) In the event of any sale referred to in this Subsection 11.11, the entire Debt, if not previously due and payable, immediately thereupon shall, notwithstanding anything to the contrary in the Note, this Security Instrument or any other Loan Document, become due and payable.
     (k) This instrument shall be effective as a mortgage. If a sale hereunder shall be commenced by Trustee, Lender may, at any time before the sale of the Property, direct the Trustee to abandon the sale, and may institute suit for the collection of the Debt or part thereof and for the foreclosure of this Security Instrument. If Lender shall institute suit for the collection of the Debt or part thereof, and for the foreclosure of this Security Instrument, Lender may at any time before the entry of final judgment in said suit dismiss the same (or part thereof) and direct the Trustee to sell the Property in accordance with the provisions of this Security Instrument. Lender may pursue its rights and remedies against any guarantor or other party liable for any of the obligations in such a suit for foreclosure or by separate suit, whether or not the Trustee is also pursuing a sale under the terms hereof.
     SECTION 11.12 RIGHT TO RELEASE INFORMATION. Following the occurrence of any Event of Default, Lender may forward to any broker, prospective purchaser of the Property or the Loan, or other person or entity all documents and information which Lender now has or may hereafter acquire relating to the Debt, Borrower, any Guarantor, any Indemnitor, the Property and any other matter in connection with the Loan, whether furnished by Borrower, any Guarantor, any Indemnitor or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have to limit or prevent such disclosure, including any right of privacy or any claims arising therefrom.
ARTICLE 12 — ENVIRONMENTAL HAZARDS
     SECTION 12.1 ENVIRONMENTAL DEFINITIONS. The following terms shall have meanings set forth herein for the purposes of this Article 12 and the other Articles of this Security Instrument:

     “Environmental Law” shall mean any present, and for the purposes of Sections 12.2, 12.3 and 13.4 only, future, federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. “Environmental Law” includes the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. “Environmental Law” also includes any present, and for the purposes of Sections 12.2, 12.3 and 13.4 only, future, federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property.
     “Environmental Liens” shall mean all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity.
     “Environmental Reports” shall mean any Phase I, Phase II or other written reports resulting from any environmental assessments of the Property.
     “Hazardous Substances” shall mean, but shall not be limited to, any and all substances (whether solid, liquid or gas) (i) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present, or for the purposes of Sections 12.2, 12.3 and 13.4 only, future, Environmental Laws or (ii) that may have a negative impact on human health or the environment, including petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables, explosives, medical and infectious waste, mold, fungus and spores present in the air and in and on the physical components of the Property.
     “Institutional Control” shall mean any legal or physical restrictions or limitations on the use of, or access to, the Property to eliminate or minimize potential exposures to any Hazardous Substance, to prevent activities that could interfere with the effectiveness of any Remediation, or to ensure maintenance of a level of risk to human health or the environment, including physical modifications to the Property such as slurry walls, capping, hydraulic controls for ground water, or point of use water treatment, restrictive covenants, environmental protection easements, or property use limitations.

     “O&M Plan” shall mean any operations and maintenance plan for the Property.
     “Release” of any Hazardous Substance includes any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.
     “Remediation” includes any response, remedial removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any enrollment or participation of the Property within any state’s voluntary cleanup or similar program, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in this Article 12.
     SECTION 12.2 ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants, that, to the best of Borrower’s knowledge after due inquiry and investigation: (a) there are no Hazardous Substances or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto, if any, and (ii) fully disclosed to Lender in writing pursuant to the Environmental Reports delivered to Lender; (b) there are no past or present Releases of Hazardous Substances in violation of any Environmental Law or which would require Remediation by a Governmental Authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (d) Borrower does not know of, and has not received, any written or oral notice or other communication from any person or entity (including a governmental entity) relating to Hazardous Substances or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual administrative or judicial proceedings in connection with any of the foregoing; (e) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Borrower and that is contained in Borrower’s files and records, including any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property; and (f) there are no Institutional Controls on or affecting the Property.
     SECTION 12.3 ENVIRONMENTAL COVENANTS. Borrower covenants and agrees that so long as the Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by Borrower or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property; (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required; (d) Borrower shall keep the Property free and clear of all Environmental Liens; (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.4 below, including providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender after Lender has reason to believe this Section 12.3 has been violated (including sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas, and the preparation of any O&M Plan required by Lender), and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate Remediation of any condition (including a Release of a Hazardous Substance or the correction of any conditions identified in any O&M Plan) in, on, under or from the Property, (ii) comply with any Environmental Law, (iii) comply with any directive from any governmental authority, and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Borrower shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (i) Borrower shall immediately notify Lender in writing promptly after it has become aware of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property which is required to be reported to a governmental authority under any Environmental Law, (B) any actual Environmental Lien affecting the Property, (C) any required Remediation of environmental conditions relating to the Property, and (D) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including a governmental entity) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or threatened administrative or judicial proceedings in connection with anything referred to in this Article 12, (j) Borrower shall not allow any Institutional Control on or to affect the Property; and (k) Borrower shall take all acts necessary to preserve its status, if applicable, as an “innocent landowner,” “contiguous property owner,” or “prospective purchaser” as to the Property and as those terms are defined in CERCLA; provided, however, that this covenant does not limit or modify any of Borrower’s other duties or obligations under this Security Instrument.
     SECTION 12.4 LENDER’S RIGHTS. Lender, its environmental consultant, and any other person or entity designated by Lender, including any receiver and any representative of a governmental entity, shall have the right, but not the obligation, at intervals of not less than one year, or more frequently if the Lender reasonably believes that a Hazardous Substance or other environmental condition violates or threatens to violate any Environmental Law, after notice to Borrower, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including conducting any environmental assessment or audit of the Property or portions thereof to confirm Borrower’s compliance with the provisions of this Article 12 and performance of any Remediation required under any O&M Plan, and Borrower shall cooperate in all reasonable ways with Lender in connection with any such audit. Such audit shall be performed in a manner so as to minimize interference with the conduct of business at the Property. If such audit discloses that a violation of or a liability under any Environmental Law exists or if such audit was required or prescribed by law, regulation or governmental or quasi-governmental authority, Borrower shall pay all costs and expenses incurred in connection with such audit; otherwise, the costs and expenses of such audit shall, notwithstanding anything to the contrary set forth in this Section, be paid by Lender.

ARTICLE 13 — INDEMNIFICATION
     SECTION 13.1 GENERAL INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminution in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, or punitive damages, of whatever kind or nature (including attorneys’ fees and other costs) (the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (but excluding Losses arising out of Lender’s gross negligence or willful misconduct): (a) ownership, servicing or administration of this Security Instrument, the Property or any interest therein or the receipt of any Rents or other income or proceeds from the Property; (b) any amendment to, or restructuring of, the Debt, and the Note, this Security Instrument, or any other Loan Document; (c) any and all lawful actions that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument or the Note or any other Loan Document, whether or not suit is filed in connection with same, or in connection with Borrower, any Guarantor or Indemnitor and/or any member, partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Security Instrument; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Applicable Laws; (j) the enforcement by any Indemnified Party of the provisions of this Article 13; (k) any and all claims and demands whatsoever that may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease or otherwise, (l) any and all claims (including lender liability claims) or demands by Borrower or any third parties, including any Guarantor or Indemnitor; (m) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the loan evidenced by the Note and secured by this Security Instrument; or (n) any misrepresentation made by Borrower in this Security Instrument or other Loan Document.
     Any amounts payable to Lender by reason of the application of this Article 13 shall become immediately due and payable and shall bear interest at the Default Rate (as defined in the Note) from the date loss or damage is sustained by Lender until paid, and be secured by this Security Instrument and the other Loan Documents. The obligations and liabilities of Borrower under this Article 13 shall survive any termination, satisfaction, or assignment of this Security Instrument and the exercise by Lender of any of its rights or remedies hereunder including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

     As used in this Security Instrument, the term “Indemnified Parties” means Lender and any person or entity who is or will have been involved in the origination of this Loan, any person or entity who is or will have been involved in the servicing of this Loan (whether or not such person or entity has any ownership interest therein), any person or entity in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in this Loan (including Investors in the Securities (as such terms are defined in Section 18.1 hereof), as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in this Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, members, partners, employees, agents, attorneys, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including any other person or entity who holds or acquires or will have held a participation or other full or partial interest in this loan or the Property, whether during the term of this Loan or as a part of or following a foreclosure of this Loan and including any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).
     SECTION 13.2 MORTGAGE AND/OR INTANGIBLE TAX. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents.
     SECTION 13.3 ERISA INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 4.2 or 5.9.
     SECTION 13.4 ENVIRONMENTAL INDEMNIFICATION.
     (a) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses and costs of Remediation (whether or not performed voluntarily or required under any O&M Plan), engineers’ fees, environmental consultants’ fees, and costs of investigation (including sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and arising out of or in any way relating to any one or more of the following, unless caused by the gross negligence or willful misconduct of any Indemnified Party: (i) any presence of any Hazardous Substances in, on, above or under the Property; (ii) any past, present or threatened release of Hazardous Substances in, on, above, under or from the Property; (iii) any activity by Borrower, any person or entity affiliated with Borrower or tenant or other users of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (iv) any activity by Borrower, any person or entity affiliated with Borrower or tenant or other users of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or required under any O&M Plan or pursuant to court or administrative order, including any removal, remedial or corrective action; (v) any past, present or threatened violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including any failure by Borrower, any person or entity affiliated with Borrower or tenant or other users of the Property to comply with any order of any governmental authority in connection with Environmental Laws; (vi) the imposition, recording or filing of any Environmental Lien encumbering the Property; (vii) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in Article 12 and this Section 13.4; (viii) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including costs to investigate and assess such injury, destruction or loss; (ix) any acts of Borrower or other users of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances owned or possessed by such Borrower or other users, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Substance; (x) any acts of Borrower or other users of the Property, in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites selected by Borrower or such other users, from which there is a Release, or a threatened Release of any Hazardous Substance which causes costs for Remediation to be incurred; (xi) any personal injury, wrongful death, or property damage caused by Hazardous Substances arising under any statutory or common law or tort law theory, including damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and (xii) any misrepresentation in any representation or warranty set forth in Article 12 or any breach or failure to perform any covenants or other obligations pursuant to Article 12. Provided, however, if Lender, its nominee, designee or affiliate acquires title to the Property through a foreclosure, trustee’s sale or deed in lieu of foreclosure (each a “Foreclosure Acquisition”), Borrower shall not be liable under this Section 13.4(a) for such Losses, costs of Remediation or fees attributable to such occurrence, event, condition or activity by any party other than Borrower or its affiliates first occurring after the date of the Foreclosure Acquisition (“Foreclosure Acquisition Date”) provided such occurrence, event, condition or activity is unrelated to any occurrence, event, condition or activity which existed prior to the Foreclosure Acquisition Date.
     (b) The indemnity provided in this Section 13.4 shall not be included in any exculpation of Borrower or its partners, members, shareholders or any other Person from personal liability provided in this Security Instrument or in any of the other Loan Documents. Further, Borrower’s obligations under this Section 13.4 shall survive (in perpetuity) the closing and disbursement of the funds evidenced by the Note, payment of the Note, payment and performance of the Obligations, any release, reconveyance, discharge or foreclosure of this Security Instrument, conveyance by deed in lieu of foreclosure, and any subsequent conveyance of the Property. Nothing in this Section 13.4 shall be deemed to deprive Lender of any rights or remedies provided to it elsewhere in this Security Instrument or the other Loan Documents or otherwise available to it under law. Borrower waives and releases Lender and all other Indemnified Parties from any rights or defenses Borrower may have under common law or Environmental Laws for liability arising or resulting from the presence, use or Release of Hazardous Substances except to the extent directly and solely caused by the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder.

     SECTION 13.5 DUTY TO DEFEND, ATTORNEYS’ FEES AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, accountants, financial advisors, engineers, environmental consultants, laboratories and other professionals in connection therewith.
ARTICLE 14 — WAIVERS
     SECTION 14.1 WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, any of the other Loan Documents, or the Debt.
     SECTION 14.2 MARSHALLING AND OTHER MATTERS. Borrower hereby waives, to the extent permitted by law, the benefit of all homestead, appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of or in connection with any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Law, and hereby waives any defense Borrower might assert or have by reason of Lender’s failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Lender.
     SECTION 14.3 WAIVER OF NOTICE. To the extent permitted by Applicable Law, Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by Applicable Law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.
     SECTION 14.4 WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its other obligations under this Security Instrument.

     SECTION 14.5 SURVIVAL. Except as hereinafter specifically set forth below, the representations and warranties, covenants, and other obligations arising under Article 12 shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender’s rights and remedies pursuant hereto, including foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note or any other Loan Document, any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Note or any other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto.
     SECTION 14.6 WAIVER OF TRIAL BY JURY. BORROWER AND LENDER HEREBY WAIVE, TO THE FULLEST EXTENT NOW OR HEREAFTER PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THIS SECURITY INSTRUMENT OR ANY OTHER LOAN DOCUMENT OR ANY ACTS OR OMISSIONS OF BORROWER OR LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.
ARTICLE 15 — EXCULPATION
     To the extent of any conflict between the provisions of this Security Instrument and Section 21 of the Note, the provisions of Section 21 of the Note shall control.
ARTICLE 16 — NOTICES
     SECTION 16.1 NOTICES. Any notice required or permitted to be given hereunder must be in writing and given (a) by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; (b) by delivering the same in person to such party; (c) by transmitting a facsimile copy to the correct facsimile number of the intended recipient (with a second copy to be sent to the intended recipient by any other means permitted under this Section 16.1); or (d) by depositing the same into the custody of a nationally recognized overnight delivery service addressed to the party to be notified. In the event of mailing, notices shall be deemed effective three (3) days after posting; in the event of overnight delivery, notices shall be deemed effective on the next Business Day following deposit with the delivery service; in the event of personal service or facsimile transmissions, notices shall be deemed effective when delivered. For purposes of notice, the addresses of the parties shall be as set forth in the Preamble to this Security Instrument. A copy of any notice sent, transmitted or delivered to Lender shall also be delivered to Daniel Flanigan, Esq., Polsinelli Shalton Welte Suelthaus PC, 700 W. 47th Street, Suite 1000, Kansas City, Missouri 64112, facsimile number: (816) 753-1536. From time to time, either party may designate another address than the address set forth in the Preamble by giving the other party no less than ten (10) days advance notice of such change of address in accordance with the notice provisions hereof.

     For purposes of this Subsection, “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the State in which the Land is located.
ARTICLE 17 — APPLICABLE LAW
     SECTION 17.1 CHOICE OF LAW/JURISDICTION AND VENUE. This Security Instrument shall be governed, construed, applied and enforced in accordance with the laws of the state where the Land is located without regard to the conflicts of law provisions thereof (“Governing State”). Borrower hereby consents to personal jurisdiction in the Governing State. JURISDICTION AND VENUE OF ANY ACTION BROUGHT TO ENFORCE THIS SECURITY INSTRUMENT OR ANY OTHER LOAN DOCUMENT OR ANY ACTION RELATING TO THE LOAN OR THE RELATIONSHIPS CREATED BY OR UNDER THE LOAN DOCUMENTS (“ACTION”) SHALL, AT THE ELECTION OF LENDER, BE IN (AND IF ANY ACTION IS ORIGINALLY BROUGHT IN ANOTHER VENUE, THE ACTION SHALL AT THE ELECTION OF LENDER BE TRANSFERRED TO) A STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE GOVERNING STATE. BORROWER HEREBY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF THE STATE COURTS OF THE GOVERNING STATE AND OF FEDERAL COURTS LOCATED IN THE GOVERNING STATE IN CONNECTION WITH ANY ACTION AND HEREBY WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH GOVERNING STATE FOR PURPOSES OF ANY ACTION. Borrower hereby waives and agrees not to assert, as a defense to any Action or a motion to transfer venue of any Action, (i) any claim that it is not subject to such jurisdiction, (ii) any claim that any Action may not be brought against it or is not maintainable in those courts or that this Security Instrument may not be enforced in or by those courts, or that it is exempt or immune from execution, (iii) that the Action is brought in an inconvenient forum, or (iv) that the venue for the Action is in any way improper.
     SECTION 17.2 USURY LAWS. This Security Instrument and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by Applicable Law to contract or agree to pay. If by the terms of this Security Instrument or the Note, Borrower is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under the Security Instrument and the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.
     SECTION 17.3 PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

     SECTION 17.4 INAPPLICABLE PROVISION. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term, at the option of Lender, shall not be affected thereby.
ARTICLE 18 — SECONDARY MARKET
     SECTION 18.1 TRANSFER OF LOAN. Lender may at any time, (a) sell, transfer or assign the Note, this Security Instrument, and the other Loan Documents (a “Loan Sale”), (b) transfer any or all servicing rights with respect thereto (“Servicing Rights Transfers”), (c) grant participations therein (“Participations”), or (d) issue mortgage pass-through certificates or other securities (“Securities”) evidencing a beneficial interest in a rated or unrated public offering or private placement (a “Securitization”). Lender may forward to each purchaser, transferee, assignee, servicer, participant, or investor (including any broker or authorized representative thereof) in such Loan Sale, Servicing Rights Transfers, Participations or Securities (collectively, the “Investor”) or any Rating Agency rating such Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information that Lender now has or may hereafter acquire relating to the Debt, Borrower, any Guarantor, any Indemnitor, the Property and any other matter relating to the Loan, whether furnished by Borrower, any Guarantor, any Indemnitor or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have to limit or prevent such disclosure, including any right of privacy or any claims arising therefrom.
     SECTION 18.2 SECONDARY MARKET TRANSACTIONS. Lender shall have the right to engage in one or more Secondary Market Transactions (as hereinafter defined) with respect to the Loan, and to structure and restructure all or any part of the Loan, including in multiple tranches, as a wraparound loan, or for inclusion in a “real estate mortgage investment conduit” (a “REMIC”) within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended, or other Securitization. Without limitation, Lender shall have the right to cause the Note and the Security Instrument to be split into a first and a second mortgage loan, or into one or more loans secured by mortgages in whatever proportion Lender determines, and thereafter to engage in Secondary Market Transactions with respect to all or any part of the indebtedness and loan documentation. Borrower acknowledges that it is the intention of the parties that all or a portion of the Loan will be securitized and that all or a portion of the Loan will be rated by one or more Rating Agencies. Borrower further acknowledges that additional structural modifications may be required to satisfy issues raised by any Rating Agencies. As used herein, “Secondary Market Transaction” means any of (a) the sale, assignment, or other transfer of all or any portion of the Debt or the Loan Documents or any interest therein to one or more Investors, (b) the sale, assignment, or other transfer of one or more participation interests in the Debt or Loan Documents to one or more Investors, (c) the transfer or deposit of all or any portion of the Debt or Loan Documents to or with one or more trusts or other entities which may sell certificates or other instruments to Investors evidencing an ownership interest in the assets of such trust or the right to receive income or proceeds therefrom or (d) any other Securitization backed in whole or in part by the Loan or any interest therein.

     SECTION 18.3 COOPERATION; LIMITATIONS. Borrower shall, at Lender’s cost and expense, cooperate in good faith with Lender in effecting any such restructuring or Secondary Market Transaction. Such cooperation shall include executing and delivering such amendments to the Loan Documents and the organizational documents of Borrower and any constituent entities as Lender or any Rating Agency, purchaser; transferee, assignee, trustee, servicer or potential Investor (the Rating Agencies and all of the foregoing parties are herein collectively referred to as “Interested Parties”) may request, provided however, that no such amendment shall modify (a) the interest rate payable under the Note (except as set forth in Section 18.5); (b) the stated maturity date of the Note, (c) the amortization of the principal amount of the Note, (d) any other material economic terms of the Loan, (e) the non-recourse provisions of the Loan or (f) any provision, the effect of which would materially increase Borrower’s obligations or materially decrease Borrower’s rights under the Loan Documents. Such cooperation also shall include using best efforts to obtain such certificates and assurances from governmental entities and others as Lender may request. Borrower shall not be required to provide additional collateral that was not initially contemplated by the parties to effect any such restructuring or Secondary Market Transaction. Borrower shall not be required to pay any third party costs and expenses incurred by Borrower or Lender in connection with any such Secondary Market Transaction unless otherwise payable by Borrower under this Security Instrument or the other Loan Documents.
     SECTION 18.4 INFORMATION. Borrower shall provide such access to personnel and such information and documents relating to Borrower, its constituent persons or entities, any Guarantor or Indemnitor, the Property and the business and operations of all of the foregoing and such opinions of counsel (including Non-Consolidation Opinions) as Lender, any Rating Agency or any other Interested Party may request (and in form and substance acceptable to Lender and each Interested Party) in connection with any such Secondary Market Transaction including updated financial information, appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations together with appropriate verification of such updated information and reports through letters of auditors and consultants and, as of the closing date of the Secondary Market Transaction, updated representations and warranties made in the Loan Documents and such additional representations and warranties as any Rating Agency or other Interested Party may request. If requested by any Rating Agency or required by Lender, Borrower shall provide revisions or “bringdowns” to any opinions delivered at Closing (including Non-Consolidation Opinions), or if required new versions of such opinions, addressed to Lender, any trustee under any Securitization backed in whole or in part by the Loan, any Rating Agency that assigns a rating to any securities in connection therewith and any investor purchasing securities therein. Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms, other third party advisory firms, potential investors, servicers and other service providers and other parties involved in any proposed Secondary Market Transaction. Borrower understands that any such information may be incorporated into any offering circular, prospectus, prospectus supplement, private placement memorandum or other offering documents for any Secondary Market Transaction. Lender and all of the aforesaid third-party advisors and professional firms and investors shall be entitled to rely upon such information.
     SECTION 18.5 SEVERANCE. In connection with any Secondary Market Transaction, Borrower shall, at the request of Lender and at Lender’s sole cost and expense (a) sever the Loan into two or more portions in such individual amounts as Lender may determine, each of which portion shall be secured by a mortgage lien on the Property (“Loan Splitting”) or (b) sever the Loan into two or more tranches in such individual amounts as Lender may determine (“Loan Tranching”; Loan

Splitting and Loan Tranching are collectively referred to herein as a “Conversion”). To effectuate a Loan Split, Borrower, shall, upon written request of Lender, execute, acknowledge and deliver to Lender and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount secured by this Security Instrument, and containing terms, provisions and clauses no less favorable to Borrower than those contained herein and in the Note, and such other documents and instruments as may be required by Lender to effect the splitting of the Note and this Security Instrument. Any such Loan Tranching shall be evidenced by Lender’s then standard form “A/B Loan.” Any Conversion shall not preclude any further Conversion or modification of the Loan by agreement of Borrower and Lender. In the event any portion of the Loan is converted into an “A/B Loan,” the interest rate on any one or more components of the Loan may be changed at Lender’s request provided that the weighted average interest rate of all components of the Loan shall in no event exceed the interest rate set forth in the Note. Borrower shall cooperate with all of Lender’s requests made in connection with a Conversion and shall deliver such documents as Lender may request in connection therewith, including any opinion letters which Lender may request, all of which shall be in form and substance acceptable to Lender. The aggregate of the principal amount of all such portions shall in no event exceed the then principal balance of the Loan.
ARTICLE 19 — COSTS
     SECTION 19.1 ORIGINATION, ADMINISTRATION, ENFORCEMENT, AND DEFENSE EXPENSES Borrower shall pay Lender, on demand, all Administration and Enforcement Expenses (as hereinafter defined) now or hereafter incurred by Lender, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such fees and expenses are paid by Borrower, whether or not an Event of Default or Default then exists. For the purpose of this Security Instrument, “Administration and Enforcement Expenses” shall mean all fees and expenses incurred at any time or from time to time by Lender, including legal (whether for the purpose of advice, negotiation, documentation, defense, enforcement or otherwise), accounting, financial advisory, auditing, rating agency, appraisal, valuation, title or title insurance, engineering, environmental, collection agency, or other expert or consulting or similar services, in connection with: (a) the origination of the Loan, including the negotiation and preparation of this Security Instrument, any other Loan Document and any amendments or modifications of the Loan or the Loan Documents, whether or not consummated; (b) the administration, servicing or enforcement of the Loan or the Loan Documents, including any request for interpretation or modification of the Loan Documents or any matter related to the Loan or the servicing thereof (which shall include the consideration of any requests for consents, waivers, modifications, approvals, lease reviews or similar matters and any proposed transfer of the Property or any interest therein), (c) any litigation, contest, dispute, suit, arbitration, mediation, proceeding or action (whether instituted by or against Lender, including actions brought by or on behalf of Borrower or Borrower’s bankruptcy estate or any indemnitor or guarantor of the Loan or any other person) in any way relating to the Loan or the Loan Documents including in connection with any bankruptcy, reorganization, insolvency, or receivership proceeding; (d) any attempt to enforce any rights of Lender against Borrower or any other person that may be obligated to Lender by virtue of any Loan Document or otherwise whether or not litigation is commenced in pursuance of such rights; and (e) protection, enforcement against, or liquidation of the Property or any other collateral for the Loan, including any attempt to inspect, verify, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Loan, the Property or any other collateral for the Loan. Provided no Event of Default has occurred, fees and expenses related solely to origination and administration of the Loan shall be limited to reasonable fees and expenses, but charges of Rating Agencies, governmental entities or other third parties that are outside of the control of Lender shall not be subject to the reasonableness standard. All Administration and Enforcement Expenses shall be additional Debt hereunder secured by the Property, and may be funded, if Lender so elects, by Lender paying the same to the appropriate persons and thus making an advance on Borrower’s behalf. Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Lender or any governmental or quasi-governmental authority. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include all legal fees and disbursements of Lender, whether of retained firms, the reimbursement for the expenses of in-house staff or otherwise.
ARTICLE 20 — CERTAIN DEFINITIONS, HEADINGS, RULE OF CONSTRUCTION
     SECTION 20.1 GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” shall mean “individually and collectively, jointly and severally, each Borrower (if more than one) and any subsequent owner or owners of the Property or any part thereof or any interest therein and Borrower in its capacity as debtor-in-possession after the commencement of a proceeding under the Bankruptcy Code; “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “person” shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender (a) in protecting its interest in the Property, the Leases and the Rents, (b) relating to or arising out of any lawsuit or proceeding brought by or against Lender in any court or other forum (including actions or proceedings brought by or on behalf of Borrower’s bankruptcy estate or any guarantor or indemnitor), or (c) in enforcing its rights under this Security Instrument.
     SECTION 20.2 HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
     SECTION 20.3 RULES OF CONSTRUCTION.
     The following rules of construction shall be applicable for all purposes of this Security Instrument and all documents or instruments supplemental hereto, unless the context otherwise clearly requires:
     (a) The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to”;
     (b) any pronoun used herein shall be deemed to cover all genders, and words importing the singular number shall mean and include the plural number, and vice versa;

     (c) all captions to the Sections hereof are used for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect, this Security Instrument;
     (d) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”;
     (e) the words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Security Instrument refer to this Security Instrument as a whole and not to any particular provision or section of this Security Instrument;
     (f) an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Lender;
     (g) No inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion hereof or any other Loan Document;
     (h) The cover page (if any) of, all recitals set forth in, and all Exhibits to, this Security Instrument are hereby incorporated herein; and
     (i) Wherever Lender’s judgment, consent, approval or discretion is required under this Security Instrument or any other Loan Document for any matter or thing or Lender shall have an option, election, or right of determination or any other power to decide any matter relating to the terms and conditions of this Security Instrument, including any right to determine that something is satisfactory or not (“Decision Power”), such Decision Power shall be exercised in the sole and absolute discretion of Lender unless otherwise expressly stated to be reasonably exercised. Such Decision Power and each other power granted to Lender upon this Security Instrument or any other Loan Document may be exercised by Lender or by any authorized agent of Lender (including any servicer and/or attorney-in-fact), and Borrower hereby expressly agrees to recognize the exercise of such Decision Power by such authorized agent. Without limiting the generality of the foregoing, any authorized agent of Lender (including any servicer and/or attorney-in-fact) is hereby specifically authorized to remove a trustee and select and appoint a successor trustee.
ARTICLE 21 — MISCELLANEOUS
     SECTION 21.1 NO ORAL CHANGE. This Security Instrument, and any provisions hereof, including the provisions of this Section, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought, and the parties hereby: (a) expressly agree that it shall not be reasonable for any of them to rely on any alleged, non-written amendment to this Security Instrument; (b) irrevocably waive any and all right to enforce any alleged, non-written amendment to this Security Instrument; and (c) expressly agree that it shall be beyond the scope of authority (apparent or otherwise) for any of their respective agents to agree to any non-written modification of this Security Instrument.

     SECTION 21.2 LIABILITY. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. Under no circumstances whatsoever shall Lender have any liability for punitive, special, consequential or incidental damages in connection with, arising out of, or in any way related to or under this Security Instrument or any other Loan Document or in any way related to the transactions contemplated or any relationship established by this Agreement or any other Loan Document or any act, omission or event occurring in connection herewith or therewith, and, to the extent not expressly prohibited by Applicable Laws, Borrower for itself and its Guarantors and Indemnitors waives all claims for punitive, special, consequential or incidental damages. Lender shall have no duties or responsibilities except those expressly set forth in this Security Instrument and the other Loan Documents. Neither Lender nor any of its officer, directors, employees or agents shall be liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross negligence or willful misconduct. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.
     SECTION 21.3 DUPLICATE ORIGINALS; COUNTERPARTS. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterpart shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
     SECTION 21.4 SUBROGATION. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower’s obligations hereunder, under the Note and any other Loan Document, and the performance and discharge of the obligations.
     SECTION 21.5 ENTIRE AGREEMENT. The Note, this Security Instrument and any other Loan Document constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, this Security Instrument and any other Loan Document, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, this Security Instrument and any other Loan Document.
     SECTION 21.6 LENDER’S RIGHT TO SUBORDINATE. Lender may, at its election, subordinate the lien of this Security Instrument and any or all of Lender’s rights, titles or interests hereunder to any lien, leasehold interest, easement, plat, covenant, restriction, dedication, encumbrance or other matter affecting the Property or any part thereof by recording a written declaration of such subordination in the office of the register or recorder of deeds or similar filing officer for the county in which the Land is located. If foreclosure sale occurs hereunder after the recording of any such declaration, the title received by the purchaser at such sale shall be subject to the matters specified in such declaration, but such declaration shall not otherwise affect the validity or terms of this Security Instrument or any other Loan Document or the priority of any lien or security interest created hereunder or under any other Loan Document. Without limitation of the foregoing, Lender shall have the right to unilaterally modify any Loan Document to release any lien on any portion of the Property.
ARTICLE 22 — TRUSTEE PROVISIONS
     SECTION 22.1 CONCERNING THE TRUSTEE. Each Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Either Trustee may act hereunder and either Trustee may resign at any time upon giving thirty (30) days notice to Borrower and to Lender. Lender may remove either Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of either Trustee, or in its sole discretion for any reason whatsoever Lender may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee for either or both of Trustee, by an instrument recorded wherever this Security Instrument is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Lender. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.
     SECTION 22.2 TRUSTEE’S FEES. Borrower shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee’s agents and counsel in connection with the performance by Trustee of Trustee’s duties hereunder and all such costs, fees and expenses shall be secured by this Security Instrument.
     SECTION 22.3 CERTAIN RIGHTS. With the approval of Lender, Trustee shall have the right to take any and all of the following actions: (a) to select, employ, and advise with counsel (who may be, but need not be, counsel for Lender) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Note, this Security Instrument or any other Loan Document, and shall be fully protected in relying as to legal matters on the advice of counsel, (b) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his/her agents or attorneys, (c) to select and employ, in and about the execution of his/her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and (d) any and all other lawful action as Lender may instruct Trustee to take to protect or enforce Lender’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine.

     SECTION 22.4 PERFECTION OF APPOINTMENT. Should any deed, conveyance, or instrument of any nature be required from Borrower by any Trustee or substitute trustee to more fully and certainly vest in and confirm to the Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by the Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Borrower.
ARTICLE 23 — LOCAL LAW PROVISIONS
     SECTION 23.1 INCONSISTENCIES. In the event of any inconsistencies between the terms and conditions of this Article 23 and the other provisions of this Security Instrument (other than the terms and provisions of Article 24), the terms and conditions of this Article 23 shall control and be binding.
     SECTION 23.2 PROPERTY MORTGAGED. In the first sentence of Section 1.1, the phrase “deed, mortgage, grant, bargain, sell, alien, enfeoff, hypothecate, remise, release, pledge, assign, warrant, transfer, confirm, and convey” is replaced with “grants and conveys, with general warranty and the English covenants of title.”
     SECTION 23.3 SECURITY AGREEMENT. In the fifth line of Section 1.3, the phrase “and conveys” is hereby inserted between “grants” and “to.”
     SECTION 23.4 NO SALE/ENCUMBRANCE/CHANGE OF OWNERSHIP WITHOUT CONSENT. The following is inserted at the end of Section 8.1: “Without limiting the generality of the foregoing, the following provision is set forth herein in order to comply with the requirements of Section 6.1-330.88 of the Code of Virginia, if such requirements are applicable to the Property: NOTICE—THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL OR THE TERMS THEREOF BEING MODIFIED IN THE EVENT OF SALE OR CONVEYANCE OF THE PROPERTY CONVEYED.”
     SECTION 23.5 ADDITIONAL RIGHTS AND REMEDIES. In addition to all of the other rights and remedies granted to Lender herein, including, without limitation, those set forth in Article 11, Borrower hereby authorizes and empowers Trustee, or his successor or substitute, and it shall be his duty at the request of Lender to take possession of and/or to sell (or in the case of any default of any purchaser to resell) the Property or any part thereof. Prior to any sale of the Property by Trustee, Trustee shall notify Borrower in accordance with all applicable laws. In the event of a postponement of any sale of the Property, which may be done in the sole discretion of Trustee, no new or additional notice need be given by Trustee to Borrower for the next scheduled sale of the Property. Any sale made by Trustee hereunder may be as an entirety or in such parcels as Lender may request at such time and place, and after such previous public advertisement as Trustee shall deem advantageous and proper and at such times and containing such information as required by applicable laws and rules, without regard to any right of Borrower or any other person to the marshalling of assets; provided however that advertising by the Trustee of a notice of sale once a week for two weeks shall be sufficient. Except as may be required by Section 58-1.3340 of the Virginia Code, no purchaser of the Property shall be required to see to the proper application of the purchase money. To the extent permitted by applicable law, any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The sale by Trustee of less than the whole of the

Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Property shall be sold; and, if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the Debt and the expense of executing this trust as provided herein, this Security Instrument and the lien hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Borrower shall never have any right to require the sale of less than the whole of the Property but Lender shall have the right, at its sole election, to request Trustee to sell less than the whole of the Property. Trustee may, after any request or direction by Lender, sell not only the Land and Improvements but also the Personal Property and other interests which are a part of the Property, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Property separately from the remainder of the Property. It shall not be necessary for Trustee to have taken possession of any part of the Property separately from the remainder of the Property. It shall not be necessary for Trustee to have taken possession of any part of the Property or to have present or to exhibit at any sale any of the Personal Property. After each sale, Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances, conveying the property so sold to the purchaser or purchasers in fee simple, subject to the permitted encumbrances (and to such leases and other matters, if any, as Trustee may elect upon request of Lender), and shall receive the proceeds of said sale or sales and apply the same as herein provided. Payment of the purchase price to the Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The power of sale granted herein shall not be exhausted by any sale held hereunder by Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as Lender may deem necessary until all of the Property has been duly sold and all secured indebtedness has been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of Lender, such sale shall not exhaust the power of sale hereunder and Lender shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds or other conveyances given by Trustee or any successor or substitute appointed hereunder as to nonpayment of the Debt or as to the occurrence of any default, or as to Lender’s having declared all of said indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee or any substitute or successor trustee, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by Lender or by such Trustee, substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. The Trustee or his successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee, his successor or substitute. If Trustee or his successor or substitute shall have given notice of sale hereunder, any successor or substitute Trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute Trustee conducting the sale. Trustee shall apply the proceeds of any sale hereunder in accordance with the applicable laws of the Commonwealth of Virginia.
     23.6 DEED OF TRUST. Notwithstanding anything to the contrary herein, this Security Instrument is intended to be a deed of trust and not a mortgage.

ARTICLE 24 — ADDITIONAL OR SPECIAL PROVISIONS OR MODIFICATIONS
     SECTION 24.1 INCONSISTENCIES. In the event of any inconsistencies between the terms and conditions of this Article 24 and the other provisions of this Security Instrument, the terms and conditions of this Article 24 shall control and be binding.
     SECTION 24.2 CONDITIONS TO GRANT. The third paragraph of the Conditions To Grant Section is hereby deleted and the following substituted therefor: “PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt in accordance with the provisions of the Loan Documents, these presents and the estate hereby granted shall terminate.
     SECTION 24.3 INSURANCE. The second sentence of Section 3.3(a)(i) is hereby modified by deleting “determined annually at Borrower’s sole cost and expense by an insurer, a recognized independent insurance broker or an independent appraiser selected by Borrower and approved by Lender”
     Section 3.3(a)(v) is hereby deleted and the following is substituted therefor: “(v) Ordinance/Law Coverage. Ordinance or law coverage and insurance coverage to compensate for the cost of demolition or rebuilding of the undamaged portion of the Property along with any reduced value and the increased cost of construction in amounts as are customary and are reasonably requested by Lender in the event the Property becomes a legally non-conforming use;”.
     Section 3.3(a)(vi) is hereby modified by adding the following to the end thereof: “and may be provided in any combination of a primary general liability policy and one or more excess liability policies.”
     The third line of Section 3.3(b) is hereby modified by deleting “A:V” and substituting “A:VII” therefor.
     The fifth line of Section 3.3(b) is hereby modified by deleting “AA” and substituting “A” therefor.
     Section 3.3(b)(1) is hereby modified by deleting “’non-contributory mortgagee’ endorsement” and substituting “mortgagee clause” therefor. Section 3.3(b)(1) is also modified by deleting “, inter alia,”.
     Section 3.3(b)(2) is hereby modified by inserting “prior to closing” between “Lender” and “as”.
     Section 3.3(e) is hereby modified by adding the following to the end thereof: “, to the extent of the Net Proceeds”.
     SECTION 24.4 TAX IMPOUND ACCOUNT. Lender agrees to waive the requirement of the Impound Account for Taxes provided in Section 3.5 so long as no Event of Default shall have occurred. If an Event of Default shall occur, Lender may immediately reinstate the provisions of Section 3.5 relating to an Impound Account for Taxes.

     SECTION 24.5 INSURANCE IMPOUND ACCOUNT. So long as Borrower maintains blanket policies of insurance in accordance with Section 3.3 hereof, the provisions of Section 3.5 hereof with regard to Insurance Premiums shall not be applicable, until and unless Lender elects to apply such provisions following (i) the issuance by any insurer or its agent of any notice of cancellation, termination, or lapse of any insurance coverage required under Section 3.3 hereof, (ii) any cancellation, termination, or lapse of any insurance coverage required under Section 3.3 hereof whether or not any notice is issued, (iii) Lender having not received from Borrower evidence of insurance coverages as required by and in accordance with the terms of Section 3.3 hereof, or (iv) the occurrence of any Event of Default or the occurrence of any event which with the giving of notice, the passage of time or both would result in an Event of Default.
     SECTION 24.6 CONDEMNATION. The 35th line of Section 3.6 is hereby modified by inserting “and Condemnation Awards are made available” between “domain,” and “Borrower”. The 36th line of Section 3.6 is hereby modified by inserting “, to the extent of the Condemnation Awards” between “Instrument” and “.”.
     SECTION 24.7 BOOKS AND RECORDS. The sixth line of Section 3.11 is hereby modified by inserting “and an Event of Default shall have occurred” between “more” and “, Lender”.
     The first two lines of Section 3.11(a)(iii) are hereby modified by deleting “For the first twelve (12) months after the date of this Security Instrument” and substituting “Until the earlier to occur of (x) that certain date which is 12 months after the date hereof or (y) Securitization of the Loan” therefor.
     The third line of Section 3.11(a)(iv) is hereby modified by deleting “thirty (30)” and substituting “forty-five (45)” therefor.
     Section 3.11(b) is hereby deleted and the following is substituted therefor: “(b) Not later than each February 1 during the term of the Note upon Lender’s request, Borrower shall deliver to Lender a budget for the Property.”
     Section 3.11(c) is hereby deleted and the following is substituted therefor: “[Intentionally Deleted]”.
     Section 3.11(e) is hereby deleted and the following is substituted therefor: “(e) Borrower and its affiliates shall furnish Lender with such other additional financial or management information as may, from time to time, be customarily prepared by Borrower.”
     SECTION 24.8 PROPERTY USE. Section 4.1 is hereby deleted and the following is substituted therefor: “The Property shall be used only for office and ancillary retail use and for no other use without the prior written consent of Lender.”
     SECTION 24.9 RESTORATION AFTER CASUALTY/CONDEMNATION. Section 4.4 is modified in the following manner:
     (a) Section 4.4(a)(i) is hereby modified by deleting “$30,000.00” and substituting “$1,000,000.00” therefor.

     (b) Section 4.4(b)(vi) is hereby modified by adding the following to the end thereof: “Notwithstanding the foregoing, nothing in this subsection (vi) shall require Borrower to deposit the Net Proceeds Deficiency with Lender, but, if Borrower fails to do so, Lender shall not make any further disbursement of the Net Proceeds and Section 4.4(c) hereof shall control with regard to the remaining Net Proceeds.”
     (c) The following is inserted at the end of Section 4.4: “Notwithstanding the foregoing, if the Net Proceeds are not made available to Borrower for Restoration of the Property, then provided that no Event of Default has occurred and no event has occurred that, with notice and/or the passage of time, or both, would constitute an Event of Default hereunder, Borrower shall be permitted to pay the remainder of the Debt in full and no Prepayment Consideration shall be payable by Borrower in connection with such payment.”
     SECTION 24.10 LEASES. The first line of Section 5.10 is hereby modified by deleting “rent roll for the Property” and substituting “Leases” therefor.
     SECTION 24.11 MANAGEMENT. Section 5.18(a) is hereby deleted and the following is substituted therefor: “(a) unless and until an Event of Default shall have occurred, Borrower or an affiliate of Borrower; or”.
     SECTION 24.12 ESTOPPEL CERTIFICATES. The first line of Section 7.4(b) is hereby modified by inserting “use commercially reasonable efforts to” between “shall” and “furnish”. The eighth line of Subsection 7.4(b) is hereby modified by inserting “or otherwise limit the information required to be given” between “request,” and “Borrower”.
     SECTION 24.13 NO SALE/ENCUMBRANCE/CHANGE OF OWNERSHIP WITHOUT CONSENT. The third line of Section 8.1(a) is hereby modified by inserting “, which may be given or withheld in its reasonable discretion,” between “Lender” and “in”. The following is hereby inserted between the first and second sentences of Section 8.1(a): “Notwithstanding the foregoing, Lender’s consent to any further encumbrance of the Property shall be given or withheld in Lender’s sole and absolute discretion.”
     Section 8.1(b) is hereby modified by adding the following to the end thereof: “Provided, further, that the following shall not be deemed to be a Prohibited Transfer: the issuance, sale or transfer of limited partnership interests in Republic Property Limited Partnership so long as Republic Property Trust, a Maryland real estate investment trust, remains the general partner of such limited partnership and in Control of such limited partnership.”
     SECTION 24.14 CONDITIONS TO LENDER’S CONSENT. Section 8.2(a)(v) is hereby deleted and the following is substituted therefor: “[Intentionally Deleted]”.
     Section 8.2(a)(vi) is hereby deleted and the following substituted therefor: “(vi) Borrower remits to Lender a fee (the “Transfer Fee”) in the amount of: (A) one quarter of one percent (.25%) of the outstanding principal balance of the Debt as of the date such transfer is consummated for the first such transfer and (B) one percent (1%) of the outstanding principal balance of the Debt as of the date such transfer is consummated for any subsequent transfers;”

     SECTION 24.15 TEMPORARY CONSTRUCTION EASEMENTS. Notwithstanding any provision in Sections 8.1 or 8.2 to the contrary, Borrower may, without the consent of Lender, grant temporary construction easements in the ordinary course of business in connection with any construction on the Release Parcel (as hereinafter defined) so long as said temporary construction easements do not (a) adversely affect the Improvements located on the Property; (b) adversely affect the use or operation of the Property; (c) adversely affect access to the Property; (d) cause the Property to violate zoning laws or regulations or any other Applicable Law; (e) materially adversely affect the value of the Property; or (f) materially adversely affect the net operating income of the Property. If Borrower shall receive any consideration in connection with said temporary construction easements, Borrower shall have the right to use any such proceeds in connection with any alterations performed in connection therewith, or required thereby.
     SECTION 24.16 EVENTS OF DEFAULT. The third line of Section 10.1(a) is hereby modified by deleting “within five (5) days after” and substituting “on” therefor.
     SECTION 24.17 NOTICES. In addition to the requirements of Section 16.1 hereof, Lender shall use reasonable efforts to provide a courtesy copy of any notice required or permitted to be given by Lender to Borrower hereunder to the following addressee:
Lori Honigman, Esq.
Glazer Winston Honigman Ellick
5301 Wisconsin Avenue, Suite 740
Washington, DC 20015
Fax: 202-537-5505
Lender’s failure to send such courtesy copies shall not impair the effect of the notice sent to Borrower.
     SECTION 24.18 TRANSFER OF LOAN. The second sentence of Section 18.1 is hereby modified by deleting “and any organization maintaining databases on the underwriting and performance of commercial mortgage loans”.
     SECTION 24.19 COOPERATION; LIMITATIONS. Section 18.3 is hereby modified in the following manner:
     (a) The fourth line of Section 18.3 is hereby modified by deleting the phrase “and the organizational documents of Borrower and any constituent entities” therefrom.
     (b) The first line of Subsection 18.3(f) is hereby modified by inserting “other” between “any” and “provision”.
     (c) The 12th line of Section 18.3 is hereby modified by deleting “best” and substituting “commercially reasonable” therefore.
     SECTION 24.20 INFORMATION. Section 18.4 is hereby modified in the following manner:
     (a) The third, fourth and fifth lines of Section 18.4 is hereby modified by deleting “and such opinions of counsel (including Non-Consolidation Opinions) as Lender, any Rating Agency or any other Interested Party may request (and in form and substance acceptable to Lender and each Interested Party)” therefrom.

     (b) The 11th line of Section 18.4 is hereby modified by deleting the phrase “and such additional representations and warranties” therefrom.
     (c) The 13th line of Section 18.4 is hereby modified by deleting “revisions or” and substituting “, at Lender’s sole cost and expense,” therefor.
     SECTION 24.21 ORIGINATION, ADMINISTRATION, ENFORCEMENT, AND DEFENSE EXPENSES. Section 19.1 is hereby modified by adding the following to the end thereof:
“Notwithstanding anything to the contrary in this Security Instrument, unless an Event of Default shall have occurred, Borrower shall only be responsible for the payment of Lender’s fees and expenses relating to the servicing of the Loan if Lender is acting upon a request of Borrower or in response to a notice relating to the Property, Borrower, any guarantor or indemnitor or as a result of failure of any party to perform its obligations under the Loan Documents.”
     SECTION 24.22 RULES OF CONSTRUCTION. The sixth line of Section 20.3(i) is amended to add the following phrase between the words “Lender” and “unless”: “and in good faith”.
     SECTION 24.23 PARTIAL RELEASE. Lender shall release (“Partial Release”) the portion of the Property consisting of the excess, unimproved land which is generally identified on Exhibit A-1 attached hereto and not considered in Lender’s underwriting of the Loan (“Release Parcel”) upon Borrower’s request and satisfaction of all the following conditions:
(a)	Borrower’s request for the Partial Release shall be given to Lender in writing and no later than forty-five (45) days preceding the date such Partial Release is requested;

(b)	If any existing parcel is being split into separate parcels:
i)	Borrower shall have provided satisfactory evidence to Lender that the Release Parcel has been separately subdivided or otherwise lawfully “split” from the Remaining Property, including, if applicable, evidence that a plat of the Land upon which the Release Parcel is shown as a separate lot has been duly approved by all required governmental authorities and shall have been duly filed, if necessary; and

ii)	Borrower shall have obtained and furnished to Lender, at Borrower’s expense, a survey of the Release Parcel and the Remaining Property, conforming to Lender’s then current underwriting standards, which shall, among other things: (i) be certified to Lender and the title insurer and (ii) provide evidence reasonably satisfactory to Lender that (A) the Remaining

Property abuts a duly dedicated and physically open street and (B) water, gas, electric, telephone, storm sewer and sanitary sewer services are available to the Remaining Property either over, under or upon public rights of way directly adjacent to the Remaining Property or over, under or upon an easement (not terminable by the grantor thereof or by such grantor’s heirs, personal representatives, successor or assigns) for the benefit of said Remaining Property that connects to public rights of way.
(c)	Any and all sums then due and payable to Lender under the Loan Documents shall be fully paid and no Event of Default or event which, but for the passage of time, the giving of notice or both would constitute an Event of Default, shall have occurred under the Security Instrument or any of the Loan Documents;

(d)	Neither the release of the Release Parcel from the lien of this Security Instrument nor the foreclosure of this Security Instrument on the Remaining Property would violate (or cause any of the Property to violate) any applicable zoning, subdivision or other Applicable Law;

(e)	Borrower shall deliver an endorsement to Lender’s title policy at Borrower’s expense insuring the priority of this Security Instrument as a first lien on the Remaining Property (to be properly legally described) in accordance with all the provisions of the title policy (and updating the title policy with no additional title matters);

(f)	Borrower shall grant, as an appurtenance to the Remaining Property, any easement rights over the Release Parcel for the benefit of the Remaining Property that Lender may request and which is consistent with Lender’s then current underwriting standards for the maintenance, operation and improvement of the Remaining Property;

(g)	Upon Lender’s request, Borrower shall have caused to be recorded a reciprocal easement agreement or declaration of reciprocal easements providing reciprocal rights of parking, ingress, egress and other matters as may be required by Lender, between and across the Release Parcel and the Remaining Property, such reciprocal easement agreement or declaration to be in form and substance satisfactory to Lender;

(h)	Borrower shall have paid or reimbursed Lender for all expenses incurred by Lender in connection with the Partial Release (including without limitation, attorneys’ fees, title insurance costs, appraisal fees, recording costs and trustee’s fees);

(i)	Borrower shall submit partial release instruments, prepared at Borrower’s expense, in form and substance satisfactory to Lender and the execution and delivery of such partial release instruments shall not affect any of Borrower’s obligations under any of the Loan Documents;

(j)	Borrower shall have provided evidence and documentation satisfactory to Lender (i) of the conveyance of the Release Parcel to a separate entity such that the single purpose and related covenants set forth in Section 4.3 hereof are consistently adhered to by Borrower with respect to the Remaining Property, (ii) of the grant of a security interest in any easements for the benefit of the Remaining Property created as a part of the Partial Release, (iii) that the Release Parcel will be assessed as a separate tax parcel with respect to all property taxes and assessments, (iv) that the Remaining Property will comply with all federal, state, and local environmental, land use and zoning laws (including minimum lot size, minimum parking requirements, setback requirements, lot coverage ratios, frontage, subdivision, site plan approval and access to a public right of way), (v) that access to the Remaining Property following the Partial Release to any previously dedicated streets and utilities shall not be impaired and that the construction of any future improvements on the Release Parcel will not impair the visibility of the Remaining Property from such streets, and (vi) that all required notices have been given and consents obtained in connection with the proposed Partial Release, including the consent of any Guarantor; and

(k)	The future uses of the Release Parcel may not violate any exclusivity or other provision in any Lease pertaining to the Property nor any covenant, restriction, condition or other title matter then encumbering the Property.
     SECTION 24.24 PARKING PROJECT CONSTRUCTION. Notwithstanding any provision herein to the contrary, surface parking and/or a parking garage (the “Parking Project”) may be constructed on any unimproved portion of the Property commonly referred to as 13461 Sunrise Valley Drive, Herndon, Virginia, provided the following conditions are satisfied:
(i)	No Event of Default has occurred;

(ii)	At least thirty (30) days prior to the commencement of construction of the Parking Project, Borrower shall have delivered to Lender for Lender’s approval: (A) a copy of all architectural plans, construction plans, drawings and site plans (collectively, the “Construction Plans”), which shall be substantially consistent with the layout of the Property as surveyed in connection with the closing of the Loan and architecturally consistent with the existing Improvements at the Property; (B) a budget, based on the Construction Plans, for completion of the Parking Project (“Budget”); and (C) all proposed contracts or work orders with contractors, subcontractors, suppliers or other parties providing labor or materials in connection with the Parking Project (“Construction Contracts”).

(iii)	Prior to construction of the Parking Project, Lender, in its reasonable discretion, shall have approved the Construction Plans, the Budget and the Construction Contracts (individually and collectively, the “Construction Documents”). Failure of Lender to approve or disapprove any request for approval of Construction Documents within 30 days of receipt of Borrower’s request for same shall constitute approval provided that on the face of any such request, Borrower clearly states that Lender’s failure to respond in such time period shall be deemed approval thereof;

(iv)	Prior to construction of the Parking Project, Borrower shall have delivered to Lender evidence sufficient to Lender in its reasonable discretion of Borrower’s financial ability to fund the construction of the Parking Project based on the Budget;

(v)	Prior to construction of the Parking Project, all permits, variances, and approvals for the construction of the Parking Project shall have been obtained and copies of same shall have been delivered to Lender;

(vi)	Prior to construction of the Parking Project, Borrower shall have certified to Lender that the Parking Project and/or the construction thereof shall not violate any lease demising any portion of the Property;

(vii)	Prior to construction of the Parking Project, Borrower shall have delivered to Lender evidence that Borrower shall have obtained all insurance required by the Loan Documents, any Governmental Authority and Applicable Law in connection with said construction;

(viii)	If construction of the Parking Project shall adversely affect any parking available to the Property as of the date hereof, then, prior to construction of the Parking Project, Borrower shall have delivered to Lender evidence of alternative parking arrangements satisfactory to Lender in its reasonable discretion and otherwise in compliance with all leases of the Property and all Applicable Laws;

(ix)	Prior to construction of the Parking Project, if required under the operative documents with respect to any Secondary Market Transaction referred to in Article 18 hereof, Lender shall have received confirmation from each Rating Agency that the construction of the Parking Project would not cause a downgrade, withdrawal or qualification of any securities then rated by such Rating Agency;

(x)	The Parking Project shall be fully completed by Borrower in a diligent and good and workmanlike manner in accordance with all Applicable Laws and ordinances (including zoning);

(xi)	During the construction of the Parking Project, Borrower shall provide Lender on a monthly basis copies of all receipted bills, invoices, lien waivers and other such documents from each of the contractors and materialmen which provided work or services in connection with the Parking Project in excess of $10,000.00 (for each individual contractor or materialman) sufficient to reflect that all materials installed and work and labor performed in connection with the construction of the Additional Improvements have been paid for in full or will be paid with the next installment payment;

(xii)	Upon completion of the Parking Project, Borrower shall certify to Lender that the Parking Project has been completed in all material respects in accordance with the Construction Plans;

(xiii)	Upon completion of the Parking Project, Borrower shall provide Lender evidence that no mechanic’s or other liens have been placed against the Property, which evidence shall consist of either (A) an endorsement to the mortgage title insurance policy issued to Lender updating the effective date of the policy to a date which is after the completion of the Parking Project or (B) a Certificate of Title satisfactory to Lender in its discretion;

(xiv)	Upon Lender’s request, an opinion of counsel shall be delivered to Lender indicating that upon completion of the Parking Project, the Loan will remain a “qualified mortgage” under Section 860G(a)(3) of the Internal Revenue Code;

(xv)	Borrower shall deliver to Lender a final as-built survey for the Property within one month of the completion of the construction of the Parking Project; and

(xvi)	Borrower shall reimburse Lender for any fees (including fees for inspection, attorney’s, engineer, architect, or inspector) incurred by Lender in connection with the completion of the Parking Project.
          Failure to comply with the foregoing subsections (i) through (ix) shall be an Event of Default hereunder. Failure to comply with the foregoing subsections (x) through (xvi) shall be an Event of Default if such failure is not cured within ten (10) days after written notice from Lender to Borrower.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Borrower the day and year first above written.

Borrower:	REPUBLIC PARK LLC,
a Delaware limited liability company

	By:	/s/Gary Siegel

Gary R. Siegel
Chief Operating Officer

STATE OF Maryland COUNTY OF Prince Georges , to wit
     The foregoing instrument was acknowledged before me this ___27___day of September, 2006, by Gary R. Siegel, Chief Operating Officer, on behalf of REPUBLIC PARK LLC, a Delaware limited liability company.

/s/ LeslieD.Bridges Notary Public
My commission expires: 5/7/07
This Instrument Prepared By:
Daniel Flanigan
POLSINELLI SHALTON WELTE SUELTHAUS
700 W. 47th Street, Suite 1000
Kansas City, Missouri 64112
(816) 753-1000
FAX (816) 753-1536

EXHIBIT A
(Description of Land)
All those certain lots or parcels of land situate and lying in Fairfax County, Virginia, and more particularly described as follows:
     Parcel I
Parcels B-4A1 and B-4A2 as shown on plat entitled “Plat Showing Division of Land on Parcel B-4A DSV Dulles Limited Partnership” attached to Deed of Subdivision recorded in Deed Book 10640 at page 1, among the Land Records of Fairfax County, Virginia.
Tax Map Nos. 016-3-01-0040 and 015-4-01-0034-B
Parcels B-4A1 and B-4A2 are collectively described by metes and bounds as follows:
BEGINNING at an iron pipe found on the northerly right of way line of Dulles Technology Drive (Route 8160) marking the southwesterly corner of Lot 1, Arrowhead International Business Park and being the property now or formerly of Durden/Crowder Enterprises, LLC, said pipe marking the point of curvature of a curve to the left;
thence with said northerly right of way line of Dulles Technology Drive and continuing with the northwesterly and westerly right of way lines of said Dulles Technology Center Drive the following three (3) courses:
568.15 feet along the arc of said curve having a radius of 530.00 feet and a chord bearing and chord of S 69 degrees 17’ 28” W, 541.33 feet respectively, to an iron pipe found;
S 38 degrees 34’ 57” W, 381.59 feet to an iron pipe found marking the point of curvature of a curve to the left and 529.89 feet along the arc of said curve having a radius of 545.00 feet and a chord bearing and chord of S 10 degrees 43’ 43” W, 509.27 feet respectively, to an iron pipe found marking the point of curvature of a 25.00 foot radius return to the right at the northwesterly intersection of said Dulles Technology Drive with River Birch Road (Route 8161);

thence departing from said Dulles Technology Drive and with said radius return
35.56 feet along the arc of said return having a chord bearing and chord of S 23 degrees 37’ 31” W, 32.64 feet respectively, to an iron pipe found on the northwesterly right of way line of said River Birch Road marking the point of reverse curvature of a curve to the left;
thence with said northwesterly right of way line of River Birch Road
214.17 feet along the arc of said curve having a radius of 475.74 feet and a chord bearing and chord of S 51 degrees 28’ 45” W, 212.37 feet respectively, to an iron pipe found and
S 38 degrees 34’ 57” W, 311.54 feet
to an iron pipe found marking the northeasterly corner of Parcel B, Coppermine Development L.C., and being the property now or formerly of Fairfax County School Board; thence departing said River Birch Road and with the northeasterly lines of said Parcel B, the following seven (7) courses:
N 51 degrees 25’ 03” W, 43.06 feet to an iron pipe found;
N 58 degrees 25’ 43” W, 36.52 feet to a nail found;
N 66 degrees 40’ 46” W, 154.72 feet to an iron pipe found;
N 51 degrees 14’ 54” W, 144.00 feet to an iron pipe found;
N 37 degrees 14’ 54” W, 56.00 feet to an iron pipe found;
N 64 degrees 14’ 54” W, 140.00 feet to an iron pipe found and
N 48 degrees 59’ 54” W, 30.63 feet
to an iron pipe found on the southeasterly line of the property now or formerly of Merrybrook Run Limited Partnership marking the northwesterly corner of said Parcel B;
thence with said southeasterly line of the property of Merrybrook Run Limited Partnership and continuing with the southeasterly lines of the properties now or formerly of Station Residential Limited Partnership,

Station Residences, L.L.C. and Houston Office Partners Limited Partnership
N 38 degrees 34’ 57” E, 2169.78 feet
to an iron pipe found marking the most westerly corner of Parcel B-1A, Campus at Dulles Technology Center and being the property now or formerly of Dulles Park Tech Center LLC;
thence with southwesterly lines of said Parcel B-1A, the following five (5) courses:
S 51 degrees 25’ 03” E, 163.71 feet to a nail found;
S 06 degrees 25’ 03” E, 58.12 feet to an iron pipe found;
S 51 degrees 25’ 03” E, 333.31 feet to an iron pipe found;
S 64 degrees 15’ 03” E, 50.37 feet to a nail found and
S 14 degrees 23’ 29” W, 53.29 feet
to an iron pipe found on the northerly line of aforementioned Lot 1, Arrowhead International Business Park marking the southwest corner to said Parcel B-1A;
thence with said northerly line and continuing with the westerly line of said Lot 1, Arrowhead International Business Park
N 75 degrees 36’ 31” W, 18.11 feet to an iron pipe found and
S 14 degrees 23’ 29” W, 192.55 feet
to the point of beginning.
Containing 1,079,222 square feet or 24.77553 acres of land, more or less.
     PARCEL II:
Parcel B-1A as shown on plat attached to Deed of Subdivision entitled “Plat Showing the Campus at Dulles Technology Center Being a Resubdivision of Parcels B-1 and B-4, C. Thomas Hicks, III and John Engel, Trustees”, recorded in Deed Book 10461 at page 420, among the

Land Records of Fairfax County, Virginia.
As adjusted by the Quitclaim Deed dated April 17, 2000, by and between DSV Dulles Fox Mill Limited Partnership, a Texas limited partnership, and KDC-Dulles Tech LLC, a Virginia limited liability company, recorded April 18, 2000 in Deed Book 11319 at page 314.
Tax Map No.: 016-3-01-0032-D
Parcel B-1A is described by metes and bounds as follows:
Beginning at an iron pipe found on the westerly right of way line of Sunrise Valley Drive (Route 5320) marking the northeasterly corner of now or formerly WM&F Fox Mill, LLC;
thence departing from said Sunrise Valley Drive and with the northerly line of said WM&F Fox Mill, LLC
N 75º 36’ 31” W, 273.41 feet
to an iron pipe on the easterly line of Parcel B-4A1, The Campus at Dulles Technology Center; thence with said easterly line and continuing with the northeasterly lines of said Parcel B-4A1, The Campus at Dulles Technology Center the following five (5) courses;
N 14º 23’ 29” E, 53.29 feet to an iron pipe found;
N 64º 15’ 03” W, 50.37 feet to an iron pipe found;
N 51º 25’ 03” W, 333.30 feet to an iron pipe found;
N 06º 25’ 03” W, 58.12 feet to an iron pipe found and
N 51º 25’ 03” W, 163.71 feet
to an iron pipe found on the southeasterly line of now or formerly Houston Office Partners, L.P.; thence with the said southeasterly line of Houston Office Partners, L.P.
N 38º 34’ 57” E, 432.60 feet
to an iron pipe found on the southwesterly right of way line of aforementioned Sunrise Valley Drive marking the point of curvature of a nontangent curve to the right;

thence with said right of way line of Sunrise Valley Drive
1023.22 feet along the arc of said curve having a radius of 755.00 feet and a chord bearing and chord of S 26º 29’ 06” E, 946.69 feet respectively, to the point of beginning. Containing 331,003 square feet or 7.59878 acres of land, more or less.
TOGETHER WITH the benefits conferred upon the above described property as set forth in the two (2) Storm Water Detention Agreements with Fairfax County Board of Supervisors, recorded in Deed Book 5550 at page 840 and Deed Book 10250 at page 791, respectively.
FURTHER TOGETHER WITH the benefits conferred upon the above described property, but subject to the conditions set forth therein, as set forth in that certain Grading and Temporary Construction Easement dated July 8, 1998, by and between DSV Dulles Limited Partnership, Guaranty Federal Bank, F.S.B., David P. Nelson, Trustee and KDC-Dulles Tech LLC, filed for record July 17, 1998, in Deed Book 10482 at page 569.
FURTHER TOGETHER WITH the benefits conferred upon the above described property, but subject to the conditions set forth therein, as set forth in that certain Storm Drainage Easement, Sight Distance Easement, Wetlands Mitigation and Grading and Temporary Construction Easement Agreement dated July 7, 1998, by and between Sun NLF Limited Partnership and KDC-Dulles Tech LLC, filed for record August 4, 1998, in Deed Book 10510 at page 676. Modified by Deed of Vacation dated May 23, 2001 and recorded September 18, 2001 in Deed Book 12231 at page 1065.
FURTHER TOGETHER WITH the benefits reserved to the above described property and the rights to make use of the easements conveyed, but subject to the conditions set forth therein, in that certain Deed of Easement and Vacation dated December 9, 1997 by and between DSV Dulles Limited Partnership, David P. Nelson, Trustee, and The Board of Supervisors of Fairfax County, Virginia filed for record December 19, 1997 in Deed Book 10211, page 308.